              As filed with the Securities and Exchange Commission on June __, 2003
                                         An Exhibit List can be found on page II-3.
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM SB-2
                              REGISTATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             TETON PETROLEUM COMPANY
                 (Name of small business issuer in its charter)
-------------------------------------------------------------------------------

         Delaware                    1381                   84-1482290
     (State or other           (Primary Standard         (I.R.S. Employer
     Jurisdiction of              Industrial            Identification No.)
     Incorporation or         Classification Code
      Organization)                 Number)
-------------------------------------------------------------------------------

                            1600 Broadway, Suite 2400
                           Denver, Colorado 80202-4921
                                Tel 303-542-1878
 (Address and telephone number of principal executive offices and principal place of business)

                        Karl F. Arleth, CEO and President
                             TETON PETROLEUM COMPANY
                            1600 Broadway, Suite 2400

                           Denver, Colorado 80202-4921
                                Tel 303-542-1878
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

     If this Form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier  effective registration statement for the same offering. ________
     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for the same offering. ________
     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(d)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for the same offering. ________
     If delivery of the  prospectus is expected to be made pursuant to Rule 434, please check the following box. ?________

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed      Proposed
                                                    Maximum        Maximum       Amount
                                       Amount to    Offering      Aggregate       of on
  Title of Each Class of Securities        be       Price Per     Offering     Registration
          to be Registered             Registered   Security(1)     Price         Fee
-------------------------------------- ----------- ------------- -------------- ----------
Shares of common stock, $.001 par      4,391,498      $4.60      $20,200,890.48     $1,858.48
 value Warrants                        4,507,479      $6.00      $27,044,874.00        (2)
Shares of common stock, $.001 par                                $20,734,403.40
 value(3)                              4,507,479      $4.60                         $1,907.57
Total                                                                               $3,766.05

(1)  Estimated  solely for  purposes  of  calculating  the  registration  fee in accordance  with Rule 457(c) and Rule 457(g)  under the  Securities  Act of
     1933,  using  the  average  of the high and low  price as  reported  on The
     American Stock Exchange on June 5, 2003.
(2)  No fee pursuant to Rule 457(g) under the Securities Act of 1933.
(3)  Represents  shares  issuable  upon  exercise  of  warrants  by the  selling stockholders.

     The registrant  hereby amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further  amendment  which  specifically  states  that  this  registration statement shall  thereafter  become effective in accordance with Section 8(a) of the  Securities  Act of 1933 or until the  registration  statement  shall become effective on such date as the Commission,  acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS              Subject To Completion, Dated June   __, 2003

     The information in this prospectus is not complete and may be changed.

                             Teton Petroleum Company
                        8,898,977 Shares of Common Stock
                                       and
                               4,507,479 Warrants

The  information  in this  prospectus  is not complete and may be changed.  This prospectus  is included in the  registration  statement  that was filed by Teton
Petroleum  Company,  with the  Securities and Exchange  Commission.  The Selling
Stockholders  may not sell these  securities  until the  registration  statement becomes effective.  This prospectus is not an offer to sell these securities and is not  soliciting  an offer to buy these  securities  in any state  where there offer or sale is not permitted.

     This  prospectus  relates  to the  resale  by the  selling  stockholder  of
8,898,977  shares  of our  common  stock and  4,507,479  warrants.  The  selling stockholder may sell these  securities from time to time in the principal market on which the stock is traded at the  prevailing  market  price or in  negotiated transactions.

     We will pay the expenses of registering these securities.

     Our  common  stock is  registered  under  Section  12(g) of the  Securities
Exchange  Act of 1934 and is listed on The  American  Stock  Exchange  under the symbol  "TPE." The last  reported  sales price per share of our common  stock as reported by The American Stock Exchange on June 5, 2003, was $4.60. Our warrants do not trade on any public market.

            Investing in these securities involves significant risks.
                     See "Risk Factors" beginning on page _.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is  truthful  or  complete.  Any  representation  to the  contrary is a criminal offense.

                   The date of this prospectus is June __, 2003.

                               PROSPECTUS SUMMARY

     The following summary  highlights  selected  information  contained in this prospectus.  This  summary  does not  contain  all the  information  you  should consider  before  investing  in the  securities.  Before  making  an  investment decision,  you should read the entire prospectus carefully,  including the "Risk
Factors"  section,  the  financial  statements  and the  notes to the  financial statements.

Teton Petroleum Company

     Teton Petroleum Company, through its consolidated subsidiaries,  is engaged in oil and gas  exploration,  development,  and  production in Western  Siberia,
Russia.

     In 2001,  four wells were drilled and completed on the license  area.  This brought the total number of producing wells on the license area to 7. At the end of 2001, the field was producing approximately 2,500 barrels of oil per day, 625 barrels  of oil  per  day  net to  Teton.  The  construction  of a  40-kilometer
(25-mile) pipeline was also completed.  The pipeline enables us to transport and produce oil on a year-round  basis. In 2002, 6 additional wells were drilled and completed on the license area.  This brought the total number of producing wells on  the  license  area  to  13.  As of  March  2003,  the  field  was  producing approximately 7,200 barrels of oil per day, 1,800 barrels per day net to Teton.

     Teton  reorganized  its structure in 2002.  After MOT withdrew from Goltech
Petroleum,  LLC, Teton became the sole owner of Goltech. Goltech owns 35.295% of the shares of Goloil. Goloil holds the oil and gas license. In this report, "We"
or "Teton" may include activities conducted by Teton, Goltech, and/or Goloil.

     In 2002,  Teton  raised net  proceeds of  $4,143,643  from the  issuance of convertible  debt,  which  was  converted  into  common  stock and  warrants  on
September 1, 2002, and  $3,333,460  from the sales of common stock under private placement  offerings.  Thus, at the end of 2002,  Teton had no outstanding  debt obligations,  exclusive  of our  proportionate  share of notes  payable  owed to affiliate.

                                   The Offering

Securities offered by the selling stockholders
      Common stock ................................       Up to 8,898,977 shares

      Warrants ....................................       Up to 4,507,479 warrants

Securities to be outstanding after the offering
      Common stock ................................       Up to 8,898,977 shares

      Warrants ....................................       Up to 4,507,479 warrants

Use of proceeds....................................       We  will   not   receive   any
                                                          proceeds  from the sale of the
                                                          common  stock.   However,   we
                                                          will  receive   proceeds  from
                                                          the  exercise of our  warrants
                                                          by the  selling  stockholders.
                                                          These  proceeds  will  be used
                                                          for general working capital.
The American Stock Exchange  ......................       TPE

The above  information is based on 6,807,360 shares of common stock  outstanding as of May 12, 2003.

                                  RISK FACTORS

     This  investment  has a high  degree of risk.  Before you invest you should carefully  consider the risks and  uncertainties  described  below and the other information in this  prospectus.  If any of the following  risks actually occur, our business,  operating results and financial condition could be harmed and the value of our stock  could go down.  This  means you could  lose all or a part of your investment.

Risks Related To Our Business:

We have incurred  significant  losses.  We expect future losses and we may never become profitable.

     We have incurred  significant losses. Net loss for the years ended December
31, 2002 and 2001 were $10,973,923 and $1,657,608, respectively. In addition, we had an  accumulated  deficit of  $22,022,734  at December 31, 2002. We expect to continue to incur net losses until sales  generate  sufficient  revenues to fund our  continuing  operations.  We may fail to achieve  significant  revenues from sales or achieve or sustain profitability. There can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

If we are unable to obtain  additional  funding our business  operations will be harmed.

     We believe that our available  short-term  assets will be  insufficient  to meet our operating expenses and capital  expenditures  through the end of fiscal year 2003. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from  implementing our business  strategy or may require us to delay,  scale back or eliminate  certain contracts for the provision of voice interface software.

Our  business  depends on the level of  activity in the oil  industry,  which is significantly affected by volatile oil prices.

     Our  business  depends  on  the  level  of  activity  in  oil  exploration, development and production in markets worldwide. Oil prices, market expectations of potential  changes in these  prices and a variety of  political  and economic factors  significantly  affect this level of activity.  Oil prices are extremely volatile and are affected by numerous factors, including:

     o    worldwide demand for oil and gas;

     o    the ability of the  Organization  of  Petroleum  Exporting  Countries,
          commonly  called  "OPEC," to set and  maintain  production  levels and pricing;

     o    the level of production in non-OPEC countries;

     o    the  policies of the various  governments  regarding  exploration  and development of their oil and gas reserves;

     o    advances in exploration and development technology; and

     o    the political environment of oil-producing regions.

Our business involves numerous operating hazards.

     Our  operations  are subject to the usual hazards  inherent in drilling for oil,  such as  blowouts,  reservoir  damage,  loss of  production,  loss of well control,  punchthroughs,  craterings  or fires.  The  occurrence of these events could result in the suspension of drilling operations,  damage to or destruction of the equipment involved and injury or death to rig personnel.  Operations also may be suspended because of machinery breakdowns,  abnormal drilling conditions, failure of  subcontractors  to perform or supply  goods or services or personnel shortages.  Damage to the  environment  could also result  from our  operations, particularly  through oil spillage or extensive  uncontrolled fires. We may also be subject to damage claims by oil and gas companies.

     Although we maintain insurance in the areas in which we operate,  pollution and  environmental  risks  generally  are not  fully  insurable.  Our  insurance policies  and  contractual  rights to  indemnity  may not  adequately  cover our losses,  and we do not have  insurance  coverage or rights to indemnity  for all risks. If a significant  accident or other event occurs and is not fully covered by insurance or contractual  indemnity,  it could adversely affect our financial position and results of operations.

Our  international  operations  involve  additional  risks not  associated  with domestic operations.

     We operate in various  regions  throughout  the world that may expose us to political and other uncertainties, including risks of:

     -    war and civil disturbances;

     -    expropriation of property or equipment;

     -    the inability to repatriate income or capital; and

     -    changing taxation policies.

     International  contract drilling operations are subject to various laws and regulations  in countries in which we operate,  including  laws and  regulations relating to:

     -    the equipping and operation of drilling units;

     -    currency conversions and repatriation;

     -    oil and gas exploration and development;

     -    taxation of offshore  earnings and earnings of  expatriate  personnel;
          and

     -    use of local employees and suppliers by foreign contractors.

     Governments in some foreign  countries have become  increasingly  active in regulating and controlling  the ownership of concessions  and companies  holding concessions,  the  exploration  for oil and gas and other aspects of the oil and gas industries in their countries.  In addition,  government  action,  including initiatives by OPEC, may continue to cause oil price  volatility.  In some areas of the world,  this governmental  activity has adversely  affected the amount of exploration and development work done by major oil companies and may continue to do so. In addition,  some foreign  governments favor or effectively  require the
awarding  of  drilling   contracts  to  local  contractors  or  require  foreign
contractors  to employ  citizens  of, or purchase  supplies  from,  a particular jurisdiction. These practices may adversely affect our ability to compete.

Fluctuations in exchange rates could result in losses to us.

     Another risk inherent in our international operations is the possibility of currency  exchange  losses where  revenues are received and expenses are paid in nonconvertible  currencies. We may also incur losses as a result of an inability to collect revenues because of a shortage of convertible  currency  available to the country of operation.

Governmental  laws and  regulations  may add to our costs or limit our  drilling activity.

     Our  operations  are  affected  from  time to time in  varying  degrees  by governmental laws and regulations.  The drilling industry is dependent on demand for services from the oil exploration industry and, accordingly,  is affected by changing tax and other laws relating to the energy business generally. We may be required to make significant  capital  expenditures to comply with  governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or may  significantly  limit drilling activity.

There are risks associated with forward-looking statements made by us and actual results may differ.

     Some  of  the  information  in  this  Form  SB-2  contains  forward-looking statements that involve  substantial risks and  uncertainties.  You can identify these  statements  by  forward-looking  words such as "may,"  "will,"  "expect,"
"anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     -    discuss our future expectations;
     -    contain  projections  of our future  results of  operations  or of our financial condition; and
     -    state other "forward-looking" information.

     We believe it is important to communicate our expectations.  However, there may be events in the future that we are not able to  accurately  predict or over which we have no control.  The risk factors  listed in this section,  as well as
any  cautionary  language  in  this  prospectus,   provide  examples  of  risks,
uncertainties  and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking  statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse  effect on our  business,  results of  operations  and financial condition.

Risks Relating To Our Current Financing Agreement:

There are a large number of shares underlying  ourwarrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

     As of May 12,  2003,  we had  6,807,360  shares of common  stock issued and outstanding and outstanding options and warrants to purchase 4,507,479 shares of common  stock.  This  prospectus  relates to the resale of  4,391,498  shares of
common  stock,   4,507,479  warrants,  and  4,507,479  shares  of  common  stock underlying  our  warrants.  All of these  shares will be freely  traded upon the effective date of this prospectus and may be sold without restriction.  The sale of these shares may adversely affect the market price of our common stock.

Risks Relating To Our Common stock:

Our directors and executive  officers  beneficially own approximately  35.82% of our stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price;  stockholders  may be unable to exercise control.

     As of May 12,  2003,  our  executive  officers,  directors  and  affiliated persons  beneficially own approximately 35.82% of our common stock. As a result, our executive  officers,  directors and affiliated persons will have significant influence to:

     -    elect or defeat the election of our directors;
     -    amend or prevent amendment of our articles of incorporation or bylaws;
     -    effect  or  prevent  a  merger,  sale of  assets  or  other  corporate transaction; and
     -    control the outcome of any other matter  submitted to the stockholders for vote.

     As a result of their  ownership and positions,  our directors and executive officers collectively are able to significantly  influence all matters requiring stockholder  approval,  including  the  election of  directors  and  approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and  executive  officers,  or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock  ownership may discourage a potential  acquirer from making a tender offer or otherwise  attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders  from realizing a premium over our stock price.

Our common stock is subject to "penny stock" rules.

     The Securities and Exchange  Commission (the "Commission") has adopted Rule
15g-9 which  establishes  the  definition  of a "penny  stock," for the purposes relevant  to us, as any  equity  security  that has a market  price of less than
$5.00 per share or with an exercise price of less than $5.00 per share,  subject to certain  exceptions.  For any  transaction  involving a penny  stock,  unless exempt,  the  rules  require:  (i) that a broker or  dealer  approve a  person's account for transactions in penny stocks;  and (ii) the broker or dealer receive from the investor a written  agreement  to the  transaction,  setting  forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i)
obtain financial information and investment experience objectives of the person;
and (ii) make a reasonable  determination  that the transactions in penny stocks are  suitable  for that  person  and the  person has  sufficient  knowledge  and experience  in  financial  matters  to be  capable  of  evaluating  the risks of transactions in penny stocks.  The broker or dealer must also deliver,  prior to any  transaction  in a  penny  stock,  a  disclosure  schedule  prepared  by the
Commission  relating to the penny stock market,  which,  in highlight  form, (i)
sets  forth  the  basis on which  the  broker  or  dealer  made the  suitability determination;  and (ii) that the broker or dealer  received  a signed,  written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public  offerings  and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and  remedies  available  to an investor in cases of fraud in penny stock transactions.  Finally,  monthly  statements have to be sent  disclosing  recent price information for the penny stock held in the account and information on the limited market in penny stocks

                                 USE OF PROCEEDS

     This  prospectus  relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder of our company. There will be no proceeds to our  company  from the sale of shares of common  stock in this offering. We may realize up to $27,044,874 upon the exercise of warrants,  which will be used for general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Teton's  common  stock  listed on The American  Stock  Exchange,  under the symbol "TPE," on May 6, 2003. Prior to listing on the AMEX, our common stock was quoted on the OTC Bulletin  Board under the symbol "TTPT" from November 27, 2001 to April 25, 2003 and then under the symbol "TTPE" from April 28, 2003 to May 5,
2003 as a result of a 1 for 12 reverse stock split.

     Prior to that and until our voluntary delisting in January 2002, our common stock was also listed on the Canadian Venture Exchange under the symbol "YTY.U."
Beginning  November 30, 2001, our common stock is also listed for trading on the
Frankfort Stock Exchange (Germany) under the symbol "TP9."

     The following table sets forth, on a per share basis, the range of high and low bid information for the common stock on the OTC Bulletin Board:

                                OTC BULLETIN BOARD
2001 Period                                        High           Low

Fourth quarter                                   $  .50          $ .17

2002 Period

First quarter                                    $  .67          $ .18
Second quarter                                   $  .65          $ .36
Third quarter                                    $  .60          $ .27
Fourth quarter                                   $  .42          $ .21

2003 Period

First quarter                                    $  .46          $ .28
Second quarter as of May 5, 2003                 $ 5.00*         $4.10*

The American Stock Exchange

Second quarter commencing May 6, 2003            $ 5.40          $4.10

--------------------------------------------------------------------------------
*     reflects a 12 for 1 reverse stock split effectuated on April 24, 2003.

The quotations reflect interdealer prices without retail markup,  markdown, or a commission, and may not necessarily represent actual transactions.

Holders.  As of May 12, 2003, there were  approximately 247 holders of record of
Teton's common stock.

Dividends. Teton has not paid any dividends on its common stock since inception.
Teton does not anticipate declaration or payment of any dividends at any time in the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following  discussion  and analysis of our plan of operation  should be read in conjunction  with the financial  statements and the related notes.  This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities  Exchange Act of
1934  which  are  based  upon  current   expectations  that  involve  risks  and
uncertainties,  such as our plans, objectives,  expectations and intentions. Our actual  results and the timing of certain  events could differ  materially  from those  anticipated  in these  forward-looking  statements as a result of certain factors,  including  those  set  forth  under  "Risk  Factors,"  "Business"  and elsewhere in this prospectus. See "Risk Factors."

Overview

Critical Accounting Policies

     We  have  identified  the  policies  below  as  critical  to  our  business operations and the  understanding  of our results of operations.  The impact and any  associated  risks related to these  policies on our business  operations is discussed throughout Management's Discussion and Analysis of Financial Condition
and Results of Operations  where such policies  affect our reported and expected financial results.

     In the ordinary course of business,  we have made a number of estimates and assumptions  relating to the  reporting of results of  operations  and financial condition in the  preparation  of our financial  statements  in conformity  with accounting  principles  generally accepted in the United States.  Actual results could differ significantly from those estimates under different  assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our  financial  condition  and  results  of  operations  and  require  our  most difficult,  subjective,  and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Pro-rata Consolidation.

     The  financial  statements  as is  customary  in the oil and gas  industry, reflect a pro-rata  consolidation  of the  Company's  interest  in ZAO Goloil (a
Russian  Company)  through  its  wholly  owned  subsidiary  Goltech.  Management believes  this to be the most  meaningful  presentation  as the  Company's  only significant asset is its investment in ZAO Goloil.

     Teton and MOT's  agreement  with  Goloil is that they will  receive  all of their  investment back plus interest from the profits of Goloil before the other shareholder,  Invest  Petrol,  can  receive  any  distributions.  The Company is required to provide 50% of the capital expenditure  requirements and is entitled to a 50% operating interest until repayment of its investment occurs.  Under the pro-rata  consolidation  method the Company  includes its pro-rata  share of the assets  (50%),  liabilities  (50%),  revenues  (50%) and  expenses  (50%) of the accounts of Goloil until repayment  (payout) of our current and any future loans to Goloil  occurs.  Invest  Petrol will have no  interest in Goloil's  losses or profits for the foreseeable future.

     Under the pro-rata consolidation method we include our share of the assets, liabilities,  revenues and expenses of the consolidated accounts of Goltech. The intercompany balances of Goloil,  Goltech and Teton do not fully eliminate under the pro-rata  consolidation  method,  and the  remaining  receivable  on Teton's accounts  has been  included as a component of oil and gas  properties,  as this balance  will only be repaid  through net cash flow  generated  from oil and gas properties.

Recoverability of Oil & Gas Properties.

     The  recoverability of our investment in oil and gas properties is reviewed quarterly  and based on the net  discounted  cash flows to be obtained  from our share of the  production of oil and gas by Goloil using  assumptions  similar to those in the reserve study prepared by an independent  petroleum  engineer.  The reserve  study is subject  to  inherent  limitations  and  uncertainties  and is prepared using economics for the Company's 100% interest in Goltech,  LLC, which includes the  Company's  share of a 35.295%  interest in Goloil.  If the average cost of oil production sold, the costs to produce and transport the oil for sale or further  development  capital  expenditures  change adversely to the Company, such  changes  could  cause a  material  write  down of our  investment  in such properties or  abandonment  altogether  of our continued  efforts to develop and produce  those  oil and gas  reserves.  Management  believes  that the  economic conditions  will remain  favorable  to the Company for the oil and gas prices it receives from production and the costs we incur for producing,  transporting and continued license development capital expenditures, and it will recover all such investments in its oil and gas properties.

Asset Retirement Obligations

     Effective  January 1, 2003, the Company adopted the provisions of Financial
Accounting  Standard  No.  143  (SFAS  143)  "Accounting  for  Asset  Retirement
Obligations".  SFAS 143  requires  record the fair value of a  liability  for an asset  retirement  obligation  to be  recorded  in the  period  in  which  it is incurred.  Overtime this liability is accreted to its expected future value with accretion  being  recorded  as a  charge  to  operations.  The  majority  of the
Company's asset retirement obligations relate to the projected costs to plug and abandon oil and gas wells,  and closure of access  roads on the license  area in
Russia.

     The Company  currently cannot make an assessment of the fair value for it's
proportionate  share  of  asset  retirement  obligations,   and  accordingly  no
liability  for  the  fair  value  of  these  costs  has  been  recorded  in  the accompanying  financial  statements.  Currently the fair value of these costs is not able to be determined as a final plan of  abandonment  and closure for these future  obligations  has not been  finalized  with the  applicable  governmental bodies of the Russian government, and therefore the specific actions required to satisfy  the  obligations  under  the  license  are not  known  with a degree of certainty to enable reasonable estimation, although management believes that any ultimate  liability to plug and abandon wells and close access roads will not be material to the financial condition or results of operations of the Company.

Oil and Gas Reserves and Supplemental Information.

     The information regarding the Company's share of oil and gas reserves,  the changes  thereto  and the  resulting  net  cash  flows  are all  dependent  upon assumptions  used in preparing the Company's  annual  reserve study. A qualified independent  petroleum  engineer in  accordance  with  standards  of  applicable regulatory  agencies and the  Securities  and Exchange  Commission  definitions, prepares the  Company's  reserve  study.  That reserve  study is prepared  using economics for the Company's  100% interest in Goltech,  LLC,  which includes the
Company's 35.295% interest in Goloil. Such reserves and resultant net cash flows are subject to the inherent limitations in those estimates that include the cost of oil and gas  production,  costs related to future capital  expenditures,  the price per barrel of oil sales, the Company's share of those reserves, the taxing structure of the Russian Federation and other factors.  Changes in one or all of these items could cause a material  change in the reserve  estimates and the net cash flows from the sale of production generated from those reserves. Management believes that the current  assumptions  used in preparation of the reserve study are reasonable.

Results of Operations.

Three Months Ended March 31, 2003 compared to March 31, 2002

     The Company had revenues from oil and gas  production of $3,408,718 for the three  months  ended March 31, 2003 as compared to $821,000 for the three months ended  March  31,  2002.  The  change in sales is  related  to the  increase  in production from 54,675 bbls. to 151,300 bbls., net to Teton after 50% production payment and an increase in the average  price per bbl.  received  from $15.00 to
$22.53 from 2002 to 2003.

     The cost of oil production,  including export duties, increased to $885,545 for the three  months  ended March 31, 2003 from  $146,392  for the three months ended March 31, 2002 due to the Company's increased production and significantly higher per barrel  export  duties.  The average  cost per barrel of  production, excluding taxes,  increased from $3.18 to $5.85. Of this increase, the change in export  duties  accounted  for $2.67 per  barrel.  A new  insurance  policy  for
Goloil's oil pipeline also added to production costs. Teton's share of this cost during the quarter amounted to $50,000 or $0.33 per bbl.

     Transportation  and  marketing  expenses  rose from  $78,662  for the three months ended March 31, 2002 to $280,965 in the current quarter. The increase was due mainly to the increased sales volume and increased transportation rates.

The average  cost per bbl. of Russian  taxes  other than income  increased  from
$6.75 to $9.44 per bbl. This tax increase is due  principally  to an increase in the  Russian  mining  (extraction)  tax,  which is indexed to the world price of
Urals Blend crude and applied to all production, regardless of where sold.

Since Teton  absorbs its share of the cost of  producing  the oil paid under the production  payment (included in the above cost amounts),  the impact of changes is doubled in the "net to Teton" per bbl. costs.

General and  administrative  expenses for Teton itself of $772,899 were incurred for the three  months ended March 31, 2003 as compared to $562,311 for the three months ended March 31, 2002. The increase of general and administrative expenses of $210,588 reflects the increase in consulting costs of approximately  $42,000, increase  in  travel  and  entertainment  costs of  approximately  $100,000  and increase in fees paid for research  reports on Teton Petroleum of  approximately
$85,000.  The  increase  in  consulting  is a result of  additional  oil and gas consultants  used to assist with  Company's  Russian  operations  and  financial consultants  involved in creating  additional market awareness of the Company as well as identifying additional sources for future capital raising.

Teton also absorbs it pro-rata  share of Goloil's  G&A  expense.  Because of the significant  increase in activity,  Goloil's G&A expenses  increased and Teton's share of the increase was $126,557.

With the  increased  activity,  including  the addition of  executive  personnel mentioned  below,  it is now  anticipated  Teton's  General  and  Administrative expenses will be higher than the $2,000,000  budget  disclosed in our previously filed 10-KSB for the year ended December 31, 2002.

Interest  expense  for the three  months  ended  March 31,  2003 was  $94,225 as compared to $77,126 for the three  months ended March 31,  2002.  This  interest expense is  principally  from the pro-rata  consolidation  of Teton's  ownership portion of Goloil's loans.  Financing charges in 2002 arose from the issuance of
Convertible Debt and warrants,  which were recorded at "fair value",  there were none of these charges in 2003.

Comparison of Year Ended December 31, 2002 to December 31, 2001.

We had revenues from oil and gas  production of $6,923,320 for the twelve months ended  December 31, 2002 as compared to  $1,625,352  for the twelve months ended
December  31,  2001.  Revenues  were  increased  by a  significant  increase  in production  throughout 2002 as new wells came on line. "Net to Teton" production at December 31, 2002 was  approximately  1,750 barrels per day. This  production increase was partially offset by a reduction in the price per barrel received as explained further below.

Under a production payment agreement entered into to finance the completion of 5 wells in 2001 and 2002, the completion of a pipeline to the Trans Neft pipeline, and the  construction of a DNS plant  (scheduled for completion in 2003), 50% of the oil produced on the license  through June 30, 2007 is paid to the  financing entity,  which is an affiliate of MOT. The pipeline was  completed in June 2001, allowing Goloil to transport oil 12 months a year, rather than the previous 7 or
8 months per year, because of adverse weather conditions.

Effective  December  1,  2002,  as well as  prior  to  April  1,  2002,  all oil transferred under the agreement is counted as Russian domestic sales,  therefore the full Goloil  export  quota can be used for the  remaining  production.  This results currently in approximately 90% of Teton's net production being exported.
Between   April  1  and  December  1,  the   production   payment   participated
proportionately in export as well as domestic sales.

The Production changes resulted in net barrels of approximately 450,000 to Teton in 2002  compared to net barrels of  approximately  95,000 in 2001.  The average price per barrel we  received  decreased  in 2002 to  approximately  $15.38 from
$16.43 in 2001. Because the production payment was participating in export sales for a portion of the year,  the "net to Teton" sales in 2002  contained a larger portion of Russian  domestic sales than in 2001. In addition,  Russian  domestic prices,  particularly in the winter when ports are closed and tanker exports are precluded,  were lower than in 2001.  Higher export prices partially offset this difference.  As a result of  signing  the MOU on  December  1,  2002 and  higher current oil prices,  the Company was  receiving  an average  price per barrel at year-end of approximately  $22.84. The Company is optimistic that the oil prices received in 2003 will continue to remain higher than in the prior year.

Cost of oil and gas production before  Depreciation,  Depletion and Amortization increased  to  $2,741,303  for the twelve  months  ended  December 31, 2002 from
$1,068,250  or the twelve  months  ended  December  31,  2001.  The  increase of
$1,673,053  relates to substantial  increases in volume  produced to include oil produced under the production payments to MOT made for leasing new wells and the pipeline,  offset by  improved  efficiencies  from higher  production  and lower transportation costs in 2002.

Taxes other than income  taxes,  which  includes VAT,  excise,  mining and other applicable  taxes increased by $3,042,201 in 2002 to $3,537,990 from $495,789 in
2001.  The  increase  is a  result  of a  substantial  increase  in  the  mining
(extraction) tax, which is indexed to the World price of Oil regardless of where the oil is actually  sold.  The  increase  in mining tax  totaled  approximately
$2,430,000.  The  remaining  increase is due to  increased  sales  resulting  in increased VAT in 2002.

The economics of the cost to produce an average barrel of oil,  including taxes, decreased in 2002 from approximately  $10.18 to $9.96.  However,  as a result of the production  payment required with the Company covering all lifting costs and extraction  taxes,  the cost per barrel  net to the  Company  was  approximately
$15.51 per barrel as the Company had fewer barrels net to cover these costs.

A breakdown of costs and expenses per bbl. is as follows:

Cost Category
-------------
                                             2002                  2001
                                     -------------------  ---------------------

                                      Before    Net of     Before       Net of
                                    Production Production Production  Production
                                      Payment   Payment    Payment      Payment
                                     --------  ---------  ---------     -------
Controllable Costs:
   Lifting Costs .................   $   1.62  $    3.24  $    2.75     $  5.50
   Goloil General & Administrative       0.73       1.46       1.62        3.24
                                     --------  ---------  ---------     -------

Total Controllable Costs .........   $   2.35  $    4.70  $    4.37     $  8.74

Non-Controllable Costs:
   Mining & Misc. Taxes ..........       3.20       6.40       1.91        3.82
   Value Added Tax (VAT) .........       0.80       0.80       0.53        0.53
   Transportation, Duties etc ....       3.61       3.61       3.37        3.37
                                     --------  ---------  ---------     -------

TOTAL Costs ......................   $   9.96  $   15.51  $   10.18     $ 16.46
                                     ========  =========  =========     =======

Controllable costs, i.e. Lifting Costs and G&A Costs, have declined dramatically on a "per barrel" basis as a result of the higher  levels of production  and the efficiencies gained from that.

Taxes have risen,  however,  principally because of a new formula for the Mining or  Extraction  tax,  which is indexed to the World Price of Oil,  regardless of where the oil is sold.  In December,  this  resulted in a per barrel  mining tax that exceeded the per barrel receipts of sales in the Russian  domestic  market.
The disparity  between  world prices and prices in the domestic  market has been unusually large in 2002.

Currently,  because of the  renegotiated  production  payment,  Teton's share of
Goloil  production  may be sold 90% in the export  market and 10% in the Russian domestic market,  under a government  agency  (TransNeft)  allotment,  which the agency  can  change.  Domestic  oil sells at a lower  price,  but does not incur transportation  costs and other costs and taxes related to export. This resulted in a December  average  selling  price of $22.84 per barrel.  Having the revised
Production  Payment  in force for the full  year  2003  will have the  effect of raising the average price per barrel received without any increase in per barrel costs.

General and  administrative  expenses of $5,333,726 were incurred for the twelve months ended  December 31, 2002 as compared to $1,521,970  for the twelve months ended December 31, 2001. The increase in general and administrative  expenses of
$3,811,756  reflects a significant  increase in travel,  consulting,  legal, and accounting expenses in 2002. Increased capital raising required additional "road show"  activities,  public forum  presentations,  and increases in the number of individuals  participating in these activities.  This was reflected in increases in consulting fees, travel costs and legal fees. The addition of a COO, CFO, and a Russian accounting  consultant increased consulting fees and travel costs. The restructuring  of Goltech and the  renegotiation  of the production  payment and related  agreements also increased  legal fees and travel costs.  Goloil general and  administrative  expenses  increased in 2002 by approximately  $288,000 from
2001 due to the expanded  operations.  We expect that these expenses will return to a level of under $2,000,000 annually in 2003.

Depreciation,  depletion  and  amortization  was $451,930 for the twelve  months ended  December  31, 2002 as compared  to $45,313  for the twelve  months  ended
December 31, 2001. The increase in 2002 represents  increased  capitalized costs subject to depreciation and depletion,  and an increase in amortization  arising from changes in estimated recoverable reserves.

The Company also incurred financing costs of $5,498,106 during the twelve months ended  December 31, 2002 for the  amortization  of discount  related to warrants issued in  connection  with  certain  related  party  notes  payable of $354,000
(non-cash), amortization of the discount on warrants issued with the convertible
debentures  and  in-the-money   conversion   feature   discounts  of  $4,558,000
(non-cash) immediately recognized,  and $467,000 of expenses paid related to the
10%  premium  paid in common  stock upon the  conversion  of the  debentures  on
September 1, 2002.  The remainder of these costs were expenses paid related to a debenture purchase agreement with a potential investor that was not consummated.
While the stock to which the conversion  rights and warrants apply is restricted stock,  the valuation with respect to this stock in calculating the discount was
"as if" the stock was  immediately  salable.  The  effect of this is to make the amount of discount and its related  amortization  higher than it would otherwise have been.  Management  believes  these costs will not be  indicative  of future operations  and will  manage  future  capital  raising  programs  to minimize or eliminate these costs.

Other income increased for the twelve months ended December 31, 2002 by $42,370, principally from interest on Goloil notes.

Interest  expense for the twelve months ended  December 31, 2002 was $385,939 as compared to $161,019 for the twelve months ended December 31, 2001. The increase of $224,920  reflects cash and non-cash  interest costs on the convertible  debt outstanding for a portion of the year.

Of our net loss of $10.97  million,  we incurred  significant  non-cash  charges totaling  approximately  $6.95  million,  including  452,000  for  depreciation, depletion and amortization,  $1.1 million in equity compensation  charges issued for services provided and $5.4 million for financing charges associated with our convertible debentures issued. These charges accounted for $.18 per share of our
$.29 per share loss.

Liquidity and Capital Resources.

The  Company had cash  balances  of  $405,765 at March 31, 2003 and  $712,013 at
December 31, 2002,  with a working  capital  deficit of  $2,865,037 at March 31,
2003  and   positive   working   capital  of  $176,042  at  December  31,  2002.
Approximately  $460,000 of the working  capital deficit at March 31, 2003 was at the  parent  level  of  Teton,  with the  remainder  arising  from the  pro-rata consolidation  of  Goloil.  Teton is not a  guarantor  of the notes  payable  to affiliate of Goloil,  should Goloil be unable to repay them.  These notes are to be repaid from available  cash flow of Goloil if sufficient,  and if Goloil does not have sufficient  available cash flow the notes are generally  extended for a period of twelve months or longer.

The  Company  received  substantial  subscriptions  for Common  Stock  under its private placement offering in 2002. Through March 25, 2003,  $1,939,610 has been received under these subscriptions.  Additionally,  the Company colleted $25,000 on subscriptions  receivable at March 31, 2003 during April, 2003. These amounts have been  recorded as  subscriptions  receivable at December 31, 2002 and March
31, 2003, respectively, in the accompanying balance sheets.

Cash flow from operations  totaled $284,935,  with non-cash  adjustments to cash flow  from  operations  for  depreciation  and  depletion  of  $170,737  for the three-months  ended March 31, 2003. For the year-ended  December 31, 2002,  cash used from operations totaled $5,168,785,  including non-cash  adjustments to our net loss of 10,973,923 for approximately $452,000 of depreciation, depletion and amortization,  $1.1 million in compensation charges issued for services provided
and  $5.4  million  for  financing  charges   associated  with  our  convertible
debentures issued.

The Company used  $2,979,979 and $3,222,349 of cash in investing  activities for the  three-months  ended March 31, 2003 and the  year-ended  December  31, 2002, respectively,  which was all associated  with oil and gas property and equipment expenditures.  In particular  During the three months ended March 31, 2003,  the
Company  financed its half of a new gas-powered  electrical  generating plant in the amount of $1,500,000  which will be operational in the third quarter of this year.  The plant will provide  substantial  increases in electrical  capacity as compared to the diesel generators that will be replaced and at a lower cost. The plant will be fueled by natural gas from our wells,  reducing or eliminating the need to "flare" the gas. The Company  financed the  expenditures  with  existing cash and sale of Common  Stock.  The  Company  continues  to expect  significant additional  investments to be made in the future to drill and develop additional producing wells.

During the  three-months  ended March 31, 2003, the Company had cash provided by financing activities of $2,302,796,  which consisted of $2,406,510 from the sale of common stock and collection of subscription receivables, which were partially offset by the  repayment of notes  payable to affiliate of $103,714.  During the year ended  December  31,  2002,  the  Company had cash  provided  by  financing activities of $9,061,418 which included $4,143,643 net proceeds from issuance of
Convertible  Debt,  which was called on September 1, 2002 in exchange for Common
Stock and Warrants,  $3,333,460  net proceeds  received from the sales of common stock  under  private  placement  offerings  and,  as part of the effects of the
pro-rata  consolidation  of  Goloil,   advances  from  affiliate  to  Goloil  of
$2,178,525.

The company had no contractual  commitments  outstanding other than our pro-rata share of notes payable from affiliate  which are scheduled to mature in February
2004.  These  notes  payable  will be repaid  from cash flow from ZAO  Goloil as available, or entended to future periods.

Our current  agreement  with  Mediterranean  Overseas  Trust  (together with its affiliates,  including  McGrady,  Fenlex,  Petromed,  and  Energosoyuz,  ("MOT")
requires  MOT and Teton to each fund half of the capital  expenditures  required for  development.  In the event we are unable to fund our portion of the capital expenditures and MOT proceeds with the planned development, our share of the oil production will be decreased. The reverse is also true.

Capital  expenditures  (our 50%) required to achieve the cash flows projected in our reserve  report are now estimated at a total of $20.05  million net to Teton over the next 20 years for  development  of proved  reserves,  versus  the prior estimate  of $91.2  million  net to Teton  over 20 years.  Based on our  reserve analysis,  we expect  that cash flow to Teton from  operations  will fully cover both operating expenses and capital investment starting in 2005.

In 2003, we expect to invest approximately $6.5 million in capital expenditures.
We anticipate  that there will be sufficient  operating  revenue to fund a small percentage  of the  capital  expenditures.  Teton has  funded  approximately  $3 million of this amount at March 31, 2003. Teton must raise additional capital or obtain debt financing to fund the balance of the expected capital  expenditures.
There can be no guarantee  that Teton will be successful in raising these funds.
If we are unable to fund our proportionate  share of capital  expenditures,  MOT may fund our  shortfall,  in which  event,  our interest in  production  will be reduced.

On May 28, the  Company  signed a purchase  and sale  agreement  to acquire  the
Anderman/Smith  Overseas,  Inc. interests in the LLC  Chernogorskoye  located in
Western  Siberia,  near its  existing  operations.  The  selling  price  was not disclosed and the Company is pursuing its due diligence for the acquisition.  If consummated this acquisition could potentially increase average daily production by  approximately  4,000  barrels.  The Company is persuing  raising  additional equity and possible debt financing to fund the acquisition.

The Company  anticipates  future operations and significant oil and gas property expenditures  will be able to be funded  through a  combination  of note payable advances from an affiliate,  cash raised from raising debt and equity  financing and production of oil and gas reserves.

Other Matters:

The Company  developed a plan of action to list its stock on the American  Stock
Exchange  (AMEX) and began  implementation  in the first  quarter  of 2003.  The program included the implementation of a 12 for 1 reverse stock split as well as a listing. This program was successfully completed May 6, 2003.

The Company is currently exploring possibilities to acquire additional petroleum licenses in Russia.

Subsequent Events:

In April of 2003, H. Howard Cooper,  Chairman and CEO and the Board of Directors
concluded  that the Chairman  position and the CEO position  should be separated for workload  considerations  as the growth of the Company  warrants  additional executive time and  attention.  Karl F. Arleth,  a Director,  joined the Company full-time,  as  President  and  CEO.  Mr.  Arleth  is an  experienced  oil & gas executive with substantial  experience in Russia and the ex-Soviet  states.  Mr.
Cooper will continue as a full-time executive Chairman focusing on the financing of the  growth  of the  Company  as well as a search  for  additional  petroleum licenses in Russia.

In addition, Thomas F. Conroy, currently Chief Financial Officer,  Secretary and
Director,  informed the Board that he could not increase his time  commitment to
Teton as  required  by the  Company's  growth,  and would need to be replaced as
Chief  Financial  Officer.  Mr. Conroy agreed to remain in his current  position until an orderly  transition could be made. Mr. Conroy will remain as an outside
Director after the transition is completed.

On May 12, the Company  announced that Mr. John J. Mahar,  Managing  Director of
Gladstone  Capital,  LLC in New York would  assume  the role of Chief  Financial
Officer  effective May 20,  replacing Mr. Conroy.  Mr. Mahar brings ten years of experience in the financing of oil and gas projects,  and a total of twenty-five years of experience in the general financial sector.

                                    BUSINESS

Structure of Teton.

     Through our wholly-owned subsidiary,  Goltech Petroleum LLC, we own 35.295%
of Goloil. Mediterranean Overseas Trust (together with its affiliates, including
McGrady, Fenlex, Petromed, and Energosoyuz,  ("MOT")) owns 35.295% of Goloil and serves as Manager of Goloil.  InvestPetrol,  a Russian Joint Stock Company, owns the remainder (29.41%) of Goloil.

     Goloil holds the license to produce oil and gas in Western Siberia. MOT and
Teton (via Goltech) are  obligated to each fund 50% of the Capital  Expenditures of Goloil under their Memorandum of Understanding.  Invest Petrol is not funding any of this  development.  Based on the  current  structuring  of Goloil and the development  agreements  with Teton and MOT, until Goltech and MOT each has been repaid its  investments in Goloil,  each receives a proportion of the production and  revenues  from Goloil  (after the  production  payment to MOT) equal to the proportion of its  investment to the total  investments  in Goloil.  Since it is expected that this will continue for the  foreseeable  future,  when we describe
"net" amounts to Teton,  these  calculations are based on Teton's right (through its  ownership of Goltech) to receive 50% of the  production  and revenues  from
Goloil  (after the  production  payment to MOT).  The  agreements  affecting the
Goloil license are discussed below under "MOT Agreements."

     Goltech  Petroleum LLC is a limited  liability  company organized under the laws of Texas. For tax purposes it is treated as a partnership.  We are the sole manager of Goltech and have complete authority to manage its business.  Petromed
(MOT)  withdrew as a member and manager of Goltech in 2002. In  connection  with its withdrawal, Petromed received a distribution consisting of Goloil shares and return of its original $1 million contribution.

     Goloil is a closed joint stock company  organized under the laws of Russia.
Russian  joint stock  companies are  corporate  entities with limited  liability similar to corporations formed under United States laws. Shareholders of Russian joint stock companies  generally are not liable for debts and obligations of the company.  However,  shareholders  of a bankrupt  joint stock company may be held liable for debts and obligations of the bankrupt  company if they have exercised their  authority  to  undertake an action  knowing  that  bankruptcy  would be a possible  result of their actions.  Any transfer of shares by a shareholder to a third party is subject to a right of first refusal by the other shareholders.

     Under  Russian law, a simple  majority of voting  shares is  sufficient  to control adoption of most resolutions.  Resolutions  concerning  amendment of the company charter,  reorganizations (including mergers), liquidation,  any increase in authorized  shares, or certain "large"  transactions  require the approval of the shareholders holding 75% of the outstanding shares.

     A Russian  joint stock  company has no  obligation  to pay dividends to the holders of common shares. Any dividends paid to shareholders must be recommended by the board of directors  and then  approved by a majority  vote at the general meeting of shareholders.  The Memorandum of Understanding  between MOT and Teton
(the controlling shareholders) provides that any excess cash will be used to pay back investments on a quarterly basis.

     On May 28, the Company  signed a purchase and sale agreement to acquire the
Anderman/Smith  Overseas,  Inc. interests in the LLC  Chernogorskoye  located in
Western  Siberia,  near its  existing  operations.  The  selling  price  was not disclosed and the Company is pursuing its due diligence for the acquisition.  If consummated this acquisition could potentially increase average daily production by approximately 4,000 barrels.

Teton History.

     Teton was formed by the  November  1998  merger of EQ  Resources  Ltd.  and
American Tyumen Exploration Company. EQ was incorporated in Ontario,  Canada, on
November 13, 1962, under the name Mangesite Mines Limited.  Its name was changed to EQ Resources Ltd. in August 1989. EQ was domesticated in Delaware immediately prior to the merger. In the merger,  EQ, the survivor  corporation,  was renamed
Teton Petroleum Company.

     At the time of the merger,  Teton's holdings  consisted of licenses for the exploration of gold in Ghana, licenses for oil and gas in Dagestan,  Russia, and the Goloil  license.  Following the merger,  we decided to focus our efforts and resources on development of the Goloil  license.  We disposed of our interest in the Ghana gold licenses.  We also wrote down the value of the Dagestan  licenses to zero on our  financial  statements  in 1998,  and disposed of our  subsidiary
Teton Oil, Inc. which held the Dagestan licenses  effective May 24, 2001. In our opinion,  political  instability  in the  Dagestan  region  made  operations  in
Dagestan  too  risky.  Due to  inactivity  most  of our  Dagestan  licenses  had terminated prior to our disposition of Teton Oil, Inc.

MOT Agreements.

     In June 2000, Teton,  Goltech and Fenlex Nominee Services Limited,  as sole trustee of the Mediterranean Overseas Trust, a trust organized under the laws of
Malta entered into a Master  Agreement.  The Master  Agreement  contemplated the following transactions:

     (a)  Purchase of 50% of the interest in Goltech in exchange for $1,000,000.
     (b)  Additional investment by MOT, of up to $5,600,000, through an oilfield development  and leasing  arrangement,  paid on an as needed  basis to cover certain costs related to the pipeline,  processing facility, and drilling of five additional wells.
     (c)  Payment of leasing  fees and  repayment  of  amounts  advanced  by MOT through a production payment in the form of crude oil.
     (d)  Additional work, as agreed to by the parties.

     The  purchase of 50% of the  interests  in Goltech was  completed in August
2000. See, also " - Structure of Teton."

     As  contemplated  in  the  Master   Agreement,   Goloil  and  MOT  (through
Energosoyuz)  entered  into  an  oilfield  development  agreement  and  a  lease agreement.  These agreements provided,  among other things, for the drilling and operation  of  five  additional  wells  on the  Goloil  license  lands  and  for
Energosoyuz  to  fund  up to  $5,600,000  to  cover  certain  costs  related  to development  of a pipeline  and  processing  facility  and the  drilling of five additional wells.

     The  wells  and  facilities  constructed  by  Energosoyuz  pursuant  to the oilfield development  agreement are leased to Goloil for a seven-year production payment. The production payment is equal to 50% of the crude oil produced by the new and existing Goloil wells. The production payment period will be extended if the production  payment falls below an average of 80,000 tons (583,200  barrels)
of oil per year or if the market  price of Ural Oil Blend falls below a weighted average of $17 per barrel,  for oil sold outside of Russia,  over the seven year period.

     At March 2002, the full  $5,600,000  contemplated in the MOT agreements was invested by MOT. The pipeline and four of the wells were  completed in 2001. The fifth well was completed in early 2002.  Construction  of a processing  plant is also in progress and should be completed in 2003.

After the production  payment is paid in full,  the MOT agreements  provide that one of the following shall occur:

     1.   Energosoyuz will merge into Goltech.
     2.   100% of the  capital  stock  of  Energosoyuz  will be  transferred  to
          Goltech.
     3.   The  outstanding  capital  stock of  Energosoyuz  will be  distributed equally between Teton and MOT or its nominee.
     4.   Any other action  agreed to by the parties  resulting in a division of the revenues of  Energosoyuz  between Teton and MOT or its nominees in proportion to their respective ownership in Goltech.

     In late 2002,  MOT elected to withdraw from Goltech in exchange for its 50%
of the shares in Goloil  held by  Goltech.  This has been  accomplished  under a
Memorandum of Understanding and withdrawal agreement. A new management agreement for Goloil is the process of being  completed and finalized  consistent with the intent  of the  MOU.  As part of  these  negotiations,  the  production  payment agreement was clarified to state a fixed term of 7 years from inception (July 1,
2000) and that all oil  received  under the  agreement  would be sold as Russian domestic oil, thus allowing  about 90% of the remainder to be sold in the export markets currently.

Production and Distribution.

A  glossary  of  certain  oil and gas  terms  used in this  report  is  found at
"DESCRIPTION OF PROPERTY--Glossary of Geologic Terms."

As of March 25, 2003, the wells on our license area were producing approximately
7,200 barrels per day (1,800 barrels net to Teton). Completion of a 40-kilometer
(25-mile) pipeline on June 4, 2001 has enabled oil to be pumped from these wells all year long.  Prior to completion of the pipeline,  no oil was produced during certain times of the year because of  transportation  difficulties.  At December
31, 2001,  seven wells were completed on our license area. At December 31, 2002,
13 wells were  completed on our license area.  For 2003, 5 additional  wells are planned to be drilled and completed.

Pursuant to the MOT agreements, MOT is entitled to a production payment in kind.
See " - MOT Agreements." The production  payment is projected to be completed in
June, 2007, based on revised leases negotiated in late 2002.

Teton also pays processing and  transportation  fees to a third party to process and place its oil in the  Trans-Siberia  pipeline.  The  current  charge for the processing and transportation is 2.5% of our daily production. Construction of a processing  facility on the license area is in progress.  When completed we will no longer incur the  third-party  processing  charge.  We expect the  processing facility will be completed in the second quarter of 2003.

Teton's  share of the oil  production  is sold in Poland,  Germany,  Belorussia,
Ukraine and Russia.  Sales in Poland,  Germany,  Ukraine and  Belorussia  are in
United States dollars. Oil sold in Russia is in rubles. Pursuant to the terms of the Goloil  license and pipeline  quotas issued by  Trans-Neft,  the  government owned pipeline  monopoly,  up to a maximum of 35% of Goloil's oil production may be sold  outside  of the  CIS and an  additional  10% can be sold to  other  CIS states.  Currently,  MOT is required to sell the oil it receives as a production payment into the Russian domestic market.  Thus, until the production payment is paid in full, we are able to sell 90% of our share of the production  outside of
Russia.  Currently there are no long-term  contracts for the sale of our oil. We currently are not dependent on any principal customer.

The chart below sets forth  certain  production  data for the last three  fiscal years.  Additional  oil  and  gas  disclosure  can be  found  in  Note 12 of the
Financial Statements.

PRODUCTION DATA

Year Ended December 31                   2002             2001           2000

Total Gross Oil Production,
 barrels ........................     1,884,933         425,459        178,331
Total Gross Gas Production, MCF .             0               0              0
Net Oil Production, barrel(1) ...       471,233          94,879        142,664
Net Gas Production, MCF .........             0               0              0
Average Oil Sales Price,
 S/Bbl(2) .......................        $15.38          $16.43         $11.00
Average Gas Sales Price, S/MCF ..          0.00            0.00           0.00
Average Production Cost per
 Barrel (3) .....................         $9.96(4)       $11.22         $10.00
Gross Productive Wells ..........
Oil .............................            13               7              3
Gas .............................             0               0              0
                                              -               -              -
          Total .................            13               7              3
Net Productive Wells(2)
Oil .............................           6.5             3.5            1.5
Gas .............................             0               0              0
                                      ---------         -------         ------
          Total .................           6.5             3.5            1.5

-----------

(1)  Net  production  and net  well  count is based  on  Teton's  effective  net interest  as of the end of each  year.  Prior  to  August  2000  and  after
     November, 2002, Teton owned 100% of the interests in Goltech.
(2)  Average oil sales prices is a combination of domestic  (Russian) and export price.  As a result of the MOU signed  December 1, 2002 and the increase in end of period oil prices, the current average price received by the company is $22.84 as of December 31, 2002.
(3)  Excludes production payment to MOT.
(4)  If the cost of the  production  payment,  which requires Teton to cover all lifting  and G&A costs,  is  included,  the cost per barrel net to Teton is
     $15.51 per barrel. See also "MANAGEMENT'S DISCUSSION AND ANALYSIS - Results of Operations."

The  following  chart  sets  forth  the  number  of  productive  wells  and  dry exploratory  and  productive  wells drilled and completed  during the last three fiscal years in the Goloil license area:

NET WELLS DRILLED

Year Ended December 31                 2002                         2001                  2000
                                  ----------------            ----------------       -------------
                                  Gross      Net(1)           Gross      Net(1)      Gross   Net(1)
                                  -----       ----            ----       -----       -----   -----
Number of Wells Drilled
  Exploratory (Research)
      Productive                      0          0               1          .5           0       0
      Dry                             0          0               0           0           0       0
                                  -----       ----            ----       -----       -----   -----
          Total                       0          0               1          .5           0       0

  Development
      Productive                      6          3               3         1.5           2       1
      Dry                             0          0               0           0           0       0
                                  -----       ----            ----       -----       -----   -----
          Total                       6          3               3         1.5           2       1
                                  =====       ====            ====       =====       =====   =====

----------
(1)  Net well count is based on Teton's  effective net interest as of the end of each year.  Prior to August  2000,  Teton  owned 100% of the  interests  in
     Goltech.  Subsequent  to August  2000 our  interest  was reduced to 50%. In
     November, 2002, it again became 100%.

United States Trade and Development Agency (TDA) Grants.

In October 2001,  Teton finished its study of the feasibility of oil exploration in the  Novo-Aganskoye,  Galinovaya and East Galinovaya  license area of Siberia pursuant  to an  agreement  with  Varioganneft  JSC.  The study was  funded by a
$250,000  grant from the TDA. In 2001,  we  received a final  payment of $37,500 from the TDA for the study.  Currently, we do not expect to make any investments in the Novo-Aganskoye,  Galinovaya and East Galinovaya license area. Thus, we do not  expect to incur any  obligation  to repay  the  amounts  paid by the TDA in connection with this study.

Teton  expects to complete  its  feasibility  study of the Eguryak  license area pipeline  project in 2003.  This study is also funded  through a $300,000  grant from the TDA.  Teton has received  $255,000 of the grant amount.  The balance of the grant funds will be paid upon completion of the study. Teton may be required to repay the TDA the grant  amount if Teton  makes  certain  investments  in the
Eguryak license area prior to December 31, 2005.

Competition.

We compete in a highly competitive  industry. We encounter competition in all of our operations, including property acquisition, and equipment and labor required to operate and to develop our  properties.  Teton  competes with other major oil companies,  independent oil companies,  and individual  producers and operators.
Many competitors have financial and other resources  substantially  greater than ours.

Regulations Governing Russian Joint Stock Companies.

Russian  joint stock  companies are  corporate  entities with limited  liability similar to corporations formed under United States laws. Shareholders of Russian joint stock companies  generally are not liable for debts and obligations of the company.  However,  shareholders  of a bankrupt  joint stock company may be held liable for debts and obligations of the bankrupt  company if they have exercised their  authority  to undertake an action  knowing that  bankruptcy  would be the result of their actions. In closed joint stock companies,  i.e. companies with a limited  number of  shareholders,  such as Goloil,  any  transfer of shares by a shareholder  to a third party is subject to the  pre-emptive  right of the other shareholders to acquire such shares at the price offered to a third party.

Under  Russian law, a simple  majority of voting shares is sufficient to control adoption of most resolutions.  Resolutions  concerning  amendment of the company charter,  reorganizations  (including  mergers),  liquidation,  any  increase in authorized shares, or certain "large"  transactions  require the approval of the shareholders holding 75% of the outstanding shares.

A Russian  joint stock company has no obligation to pay dividends to the holders of common shares.  Any dividends paid to shareholders must be recommended by the board of directors and then  approved by a majority vote at the general  meeting of  shareholders.  Dividends may be paid every quarter of a year. The Memorandum of Understanding between MOT and Teton (the controlling  shareholders)  provides that any excess cash will be used to pay back investments on a quarterly basis.

Environmental Regulation.

The government of the Russian  Federations,  Ministry of Natural Resources,  and
other  agencies   establish  special  rules,   restrictions  and  standards  for
enterprises  conducting  activities  affecting  the  environment.   The  general
principle of Russian  environmental law is that any environmental damage must be fully  compensated.  Under  certain  circumstances,  top  officers of the entity causing substantial environmental damage may be subject to criminal liability.

The law of the Russian  Federation on subsoil requires that all users of subsoil ensure  safety of works  related to the use of subsoil and comply with  existing rules and standards of environment protection. Failure to comply with such rules and standards may result in termination or withdrawal of the Goloil license.

Goloil Taxation.

As a Russian resident entity, Goloil is subject to all applicable Russian taxes, many of which  currently  impose  a  significant  burden  on  profits.  The most significant Russian taxes and duties affecting Goloil include:

     (i)  20% value  added tax  (established  pursuant  to Chapter 21 of the Tax
          Code of Russia),  applicable  only to domestic sale of goods in Russia and the  Ukraine.  No value added tax is payable on goods  exported to the West from Russia;

     (ii) 20 to 24% profit tax which  includes 6% federal  profit tax, 12 to 16%
          regional profit tax and 2% local tax (in accordance with Chapter 25 of the Tax Code of Russia).  Russian law allows the carry forward and use of losses, subject to limitations;

     (iii)Income tax on  dividends  payable to  Goloil's  shareholders.  The tax must be  withheld  by  Goloil  from  the  amount  distributed  to each shareholder. The current rate of tax on dividends payable to corporate foreign shareholders is 15%. However,  dividends payable to Goltech, a
          United States resident company,  are subject to regulations  contained in the  United  States - Russia  tax  treaty  which  limits the tax on dividends payable to Goltech to 5% (as long as Goltech holds more than a 10% interest in Goloil);

     (iv) Tax  on  production  of  minerals  applicable  to  all  subsoil  users producing  minerals,  including  crude oil.  For the period  ending on
          December 31, 2004,  the tax is  temporarily  established at 340 rubles
          (ca. USD 10.83) per metric ton produced by the taxpayer  multiplied by a factor (F) calculated pursuant to the formula:

                 F = (U-8) x R/252

                 where:

                 U - means the average market price of Urals blend crude oil (in dollars per barrel) during the relevant tax period;

                 R - means the average ruble for dollar exchange rate quoted  by the Central Bank of Russia for the relevant tax period.

          After expiration of the temporary tax rate period,  the tax will apply at the rate of 16.5% of the value of the oil produced by the taxpayer;

     (v)  Unified social tax (established pursuant to Chapter 24 of the Tax Code of Russia) at the rate of up to 35.6% of the payroll;

     (vi) Transport tax  (established  pursuant to Chapter 28 of the Tax Code of
          Russia) payable by owners of motor vehicles at the rate established by regional  authorities  based on the type and  capacity of the vehicle.
          The maximum  amount of tax payable by an owner of a motor car per year is RUR 150 (ca. USD 4.78) per horsepower;

     (vii)Oil export duty,  currently in the amount of USD 25.9 per ton of crude oil being exported;

     (viii) Regional  property tax payable annually at 2% of the value of assets of the entity.

The Russian tax system currently is undergoing a major  reorganization.  New tax laws including those setting forth rules for application of the value-added tax, profit tax, and tax on the  production of minerals were enacted  within the last four years.  The cost of legal and accounting  advice to keep up with changes in the Russian tax laws may be  significant  and  penalties  for  violations,  even inadvertent  ones, may be steep. If revisions  impose  confiscatory  taxes,  our profitability will be adversely affected.

Employees.

Teton currently has four full time and four part time employee.  We also utilize the services of independent  contractors on an as-needed basis. Goloil currently employs  approximately 100 employees in Western Siberia and Moscow.  Goloil also uses independent contractors on as needed basis.

Properties

Glossary of Geological Terms.

Barrel:  Equal to 42 U.S. gallons.

Basin:  A depressed  sediment-filled  area,  roughly  circular or  elliptical in shape,  sometimes very elongated.  Regarded as good areas to explore for oil and gas.

Field:  A geographic  region  situated over one or more  subsurface  oil and gas reservoirs  encompassing  at least the  outermost  boundaries of all oil and gas accumulations  known to be within those reservoirs  vertically  projected to the land surface.

License:  Formal or legal  permission  to explore for oil and gas in a specified area.

Productive:  Able to produce oil and/or gas.

Proved reserves: Estimated quantities of crude oil, condensate, natural gas, and natural gas liquids  that  geological  and  engineering  data  demonstrate  with reasonable  certainty to be  commercially  recoverable  in the future from known reservoirs under existing conditions using established  operating procedures and under current governmental regulations.

Proved  undeveloped  reserves:  Economically  recoverable  reserves estimated to exist in proved reservoirs,  which will be recovered from wells,  drilled in the future.

Reserves:  The  estimated  value  of  oil,  gas  and/or  condensate,   which  is
economically recoverable.

Tons:  A ton of oil is equal to 7.29 barrels of oil.

Goloil License.

The Goloil license  encompasses  187 square  kilometers (78 square miles) in the south central portion of the west Siberian basin. It is located approximately 10 miles to the north and west of  Samotlor,  Russia's  largest  oil  field.  Three producing  fields are located within the license area:  Golevaya,  Eguryak,  and
South  Eguryak.  The Goloil  license  expires in 2022,  and may be extended upon
compliance  with  the  specified   program  of  operations  and  undertaking  of
additional  operations  after the end of its term.  The  Goloil  license  may be terminated  prior to its term if Goloil fails to comply with the requirements of the license.  We believe that we are currently in  compliance  with all material terms of the Goloil license.

Proved Reserves and Present Value Information.

Our estimated  proved oil reserves and present value of the estimated future net revenues  attributable  to such reserves as of January 1, 2003, are based upon a report, as supplemented,  issued by the independent consulting firm of Gustavson
Associates,  Inc.  ("Gustavson"),  located in Boulder,  Colorado.  In June 2001, based on a supplemental letter issued by Gustavson,  our proved reserve estimate was reduced by 37.3 million  barrels gross (12.4 million  barrels net to Teton).
In the  supplemental  letter,  Gustavson  noted that  questions  had been raised concerning  the  sufficiency  and  completeness  of the data  used to  establish certain reserves  recoverable by secondary recovery methods were "proved." Thus,
Gustavson  withdrew those  reserves from the proved  category.  Subsequently,  a water flood feasibility  study was conducted by Gustavson.  Based on that study, our estimated proved reserves were increased by 57.5 million barrels gross (33.6 million barrels net to Teton).  Finally,  an update to the study using data from recently  drilled  wells and other  sources,  reduced the reserve  estimate to a proved amount of 39.6 million  barrels gross,  19.8 million net to Teton.  These reserve estimates include reserve  quantities which are required to be delivered under the  production  payment  and total 13.0  million  gross  barrels  and 6.5
million  net   barrels,   respectively.   This  update  also   determined   that
waterflooding  techniques  would not be needed for recovery in most areas of the field,  thereby reducing the future projected recovery costs  substantially.  In addition fewer wells would be required to be drilled reducing future development costs,  and  accordingly  as a result net  development  costs to Teton have been reduced from $91.2 million to $20.05 million.

The  Securities  and Exchange  Commission  requires that  estimates of reserves, estimates of future net revenues and the present  value of estimated  future net revenues  be based on the  assumption  that oil and gas  prices  will  remain at current levels (except for gas prices determined by fixed  contracts),  and that production  costs will not escalate in future  periods.  All such estimates have been  adjusted  for the  anticipated  costs  of  developing  proved  undeveloped reserves.

Reserve  calculations  require estimation of future net recoverable  reserves of oil and gas and the  timing and amount of future  net  revenues  to be  received therefrom.  Such  estimates  are based on  numerous  factors,  many of which are variable and uncertain.  Accordingly, it is common for the actual production and revenues later received to vary  materially  from earlier  estimates.  Estimates made from the first few years of production from a property are not likely to be as  reliable  as later  estimates  based on longer  production  history.  Hence, reserve  estimates and estimates of future net revenues from production may vary from year to year.

The Company has not filed reserve estimates with any federal agency.

As of  January 1,  2003,  our proved  reserves  are  estimated  at 19.8  million barrels,  net to Teton,  including quantities required to be delivered under the production payment as summarized below:

                                              Before Profits Tax (2)             After Profits Tax (2)
                                      -----------------------------------  ------------------------------
Case                Net                    Total            Present Value      Total        Present Value
                  Reserves,             Undiscounted          Discounted    Undiscounted      Discounted
                   Billion           Cash flow, million     @10%, million     Cash Flow     @10%, million
                 barrels (1)               US$                  US$          million US$        US$
              ----------------        ----------------     --------------  --------------  --------------

Proved             3.8                     $10.45                $8.93           $7.83          $6.69
Developed
Producing

Proved             3.3                     $11.70                $7.18           $8.89          $5.44
Developed
Non-Producing

Proved            12.7                     $41.57               $19.81          $31.78         $13.79
Undeveloped

Total Proved      19.8                     $63.72               $35.91          $48.50         $25.91

(1)  Quantities presented include 2.0 million PDP, 2.5 million PDNP, for a total of 6.5  million  barrels  (which  includes  the 2.0 million for PDP and 2.5 million for PDNP) required to be delivered  under a production  payment for proved  developed  producing,  proved  developed  non-producing,  and total proved reserves, respectively.

(2)  Cash flow amounts assume 50% economics net to Teton without payout. Teton's net share is 50% before payout and 35.295% after payout.

Reserve  estimates  were  decreased  in  the  current   projections  based  upon
assumptions  revised for additional  data derived from production and other data from the additional  wells producing in 2002.  While the reserve  estimates have decreased,  this additional data also decreased  estimated costs of recovery and other capital  investments as less wells will be needed and certain  portions of the field will not require water flood techniques to be used.

The results are net to Teton and include the impact of the  production  payments due MOT, and financing and debt repayment. The present value of estimated future net  revenues as of January 1, 2003,  has not been  adjusted  for income  taxes.
Teton is not  currently  incurring  any  repatriation  tax  liability due to the structuring  of  capital  input  as a  loan.  Management  believes  that  future repatriation  tax liabilities  will not be incurred if profits from this project are  invested  in  other  projects  within  Russia.  If  Teton  does  not  incur repatriation tax liability for the life of this project,  the undiscounted total before and after tax cash flow,  after  production  payments would be $63.72 and
$48.50  million or,  discounted  at 10%,  $35.91 and $25.91  million,  for total proved reserves.

There can be no assurance that the reserves  described herein will ultimately be produced  or that the  proved  undeveloped  reserves  described  herein  will be developed  within the  periods  anticipated.  Recovery of  undeveloped  reserves requires significant capital expenditures and successful drilling operation. The cash flows summarized  herein should not be construed as  representative  of the fair market value of the reserves.  Actual  results are likely to differ greatly from the results estimated.

Capital  expenditures  required to achieve the above cash flows are estimated at
$20.06  million net to Teton for  development of proved  reserves.  Based on our reserve analysis, we expect that cash flow from operations will fully cover both operating expenses and capital investment starting in 2005.

Our current  agreement  with MOT requires MOT and Teton to each fund half of the capital  expenditures  required for  development.  In the event we are unable to fund our portion of the capital  expenditures  and MOT proceeds with the planned development,  our share of the oil production will be decreased.  The reverse is also true.

Until cash flow from  operations is sufficient  to fund  operating  expenses and capital investment, Teton must raise additional capital or obtain debt financing to  fund  its  portion  of  capital  expenditures  or its  interest  in the  oil production  will be  reduced.  There  can be no  assurance  that  Teton  will be successful in raising such additional funds.

The following table sets forth the total gross and net developed acres and total gross and net underdeveloped  acres subject to the Goloil License as of December
31, 2002:

DEVELOPED AND UNDEVELOPED ACREAGE:

Eguryak License Area:
      Total Developed Acres
            Gross             1,236
            Net                 618
      Total Proved Undeveloped Acres
            Gross             2,000
            Net               1,000
      Total Other Undeveloped Acres
            Gross             5,778
            Net               2,889

Teton Offices.

Our  offices  are  located in Denver,  Colorado.  We lease our  offices  from an unaffiliated third party.

Legal Proceedings

Teton currently is not a party to any material legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Directors,  executive officers,  and significant  employees of Teton, their respective ages and positions with Teton are as follows:

      Name                          Age               Position
      ----                          ---               --------

      H. Howard Cooper              46                Chairman and Founder
      Karl F. Arleth                54                President and CEO
      Igor Effimoff                 57                Executive VP and COO
      James J. Woodcock             65                Director and Secretary
      Thomas F. Conroy              64                Director
      John Mahar                    49                Chief Financial Officer
      Ilia Gurevich                 39                Controller

     H. HOWARD COOPER,  has been our chairman and founder since 1996. Mr. Cooper was our president and CEO from 1996 until May 2003. Mr. Cooper founded  American
Tyumen in  November  1996.  He served as a director  and  president  of American
Tyumen  until the  merger  with EQ.  Since the  merger,  he has held  these same positions with Teton. From 1992 to 1994 Mr. Cooper served with AIG, an insurance group. In 1994, he was a principal with Central Asian Petroleum,  an oil and gas company with its primary operations in Kazakhstan,  located in Denver, Colorado.
Mr. Cooper has a bachelor's  degree from the  University of Colorado in business and a master's degree from Columbia University, NYC in international affairs.

     KARL F.  ARLETH,  has been our  president  and CEO  since  May 2003 and our director  since  2002.  Mr.  Arleth is the Chief  Operating  Officer and a Board
member of Sefton Resources,  Inc. Ending in 1999, Mr. Arleth spent 21 years with
Amoco and BP-Amoco. In 1998 he chaired the Board of the Azerbaijan International
Operating  Company  (AIOC) for  BP-Amoco in Baku,  Azerbaijan.  Concurrently  in
1997-98, he was also President of Amoco Caspian Sea Petroleum Ltd. in Azerbaijan
and Director of Strategic Planning for Amoco Corporations  Worldwide Exploration
and Production Sector in Chicago.  From 1992 to 1996 Mr. Arleth was President of
Amoco Poland Ltd. in Warsaw, Poland.

     IGOR EFFIMOFF. Mr. Effimoff was most recently President of Pennzoil Caspian
Corporation,  managing  the  company's  interests  in the Caspian  Region.  This included the Azerbaijan  International Oil Consortium (AIOC),  formed to develop the 4.5 BBO Azeri-Chirag-Guneshli (ACG) Fields. He started his career in 1972 as a geologist  with Shell and since 1981 has worked with  several US domestic  and international oil and gas companies in a senior management capacity

     THOMAS F. CONROY,  has been our chief  financial  officer since March 2002, secretary  since April 2002,  and director since 2002. Mr. Conroy is a Certified
Public  Accountant  with an MBA from the University of Chicago.  Since 2002, Mr.
Conroy has been a principal member of Mann-Conroy-Eisenberg & Assoc. LLC, a life insurance and  reinsurance  consulting  firm.  Since 2001, Mr. Conroy has been a managing  principal of Strategic  Reinsurance  Consultants  International LLC, a
life  reinsurance  consulting  and brokerage  firm.  Ending in 2001, Mr. Conroy, spent 27 years with ING and its  predecessor  organizations,  serving in various financial  positions  and  leading  two  of  its  strategic  business  units  as
President.  As President of ING Reinsurance,  he established their international presence, setting up facilities in The Netherlands,  Bermuda, Ireland and Japan.
He also  served as an  Officer  and  Board  Member  of  Security  Life of Denver
Insurance Company and its subsidiaries.

     JAMES J. WOODCOCK has been a director since 2002.  Since 1981, Mr. Woodcock has been the owner  and CEO of Hy-Bon  Engineering  Company,  based in  Midland,
Texas.  Hy-Bon is an engineering  firm and  manufacturer of vapor recovery,  gas boosters,  and casing  pressure  reduction  systems for the oil industry.  Since
1996,  Mr.  Woodcock has been a board member of Renovar  Energy,  a private firm located in Midland Texas.  From 1997 to 2002,  Mr.  Woodcock was the chairman of
Transrepublic Resources, a private firm located in Midland Texas.

     John Mahar. Since 1995, Mr. Mahar has been a Managing Director of Gladstone
Capital,  LLC,  an  oil-and-gas  financial  advisory  firm  based in New York he co-founded. Prior to forming Gladstone Capital, Mr. Mahar worked in the New York
office  of  Schroder  Capital  Management  International,   Inc.  where  he  was
responsible for the firm's domestic U.S. investment  operations.  He started his career at the Federal  Reserve  Bank of New York,  where he served as an analyst and foreign exchange  trader.  He has a B.A. from Union College ('76) and an MBA from the Simon School of Business at the University of Rochester ('78)

     ILIA  GUREVICH.  Mr.  Gurevich  attended  both  University  of Saratov  and
University  Colorado  graduating  with  Masters  in Science  and  Economy of the
Machine Construction  Industry and a Masters of Science in Finance respectively.
His US-Russia  business  relations date back to his work at Technoforce  Saratov where he was  responsible for database of oil fields,  budgeting,  and financial support  for the  projects.  Most  recently,  Mr.  Gurevich  performed  security analysis for mid and large-cap  publicly  traded  companies until he became full time Controller of Teton.

All  directors  serve as directors for a term of one year or until his successor is elected and  qualified.  All officers  hold office until the first meeting of the board of directors after the annual meeting of  stockholders  next following his  election or until his  successor  is elected and  qualified.  A director or officer may also resign at any time.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a Compensation Committee and an Audit Committee.
The  Compensation  Committee  and  Audit  Committee  currently  consists  of one director James J. Woodcock. Mr Woodcock is an independent director based on Rule
4200(a)(15) of the NASD's listing  standards.  We are currently  seeking another independent director to join Mr. Woodcock.

     The  purpose  of the  Compensation  Committee  is to review  the  Company's compensation of its executives,  to make determinations  relative thereto and to submit  recommendations  to the Board of Directors with respect thereto in order
to  ensure  that  such  officers  and  directors   receive   adequate  and  fair
compensation.  The  Compensation  Committee  did not meet during the last fiscal year.

     During the fiscal year ending 2003, the Audit Committee will be responsible for the general oversight of audit,  legal compliance and potential  conflict of interest  matters,  including (a) recommending the engagement and termination of the  independent  public  accountants  to audit the financial  statements of the
Company, (b) overseeing the scope of the external audit services,  (c) reviewing adjustments  recommended  by the  independent  public  accountant and addressing disagreements  between the independent  public  accountants and management,  (d)
reviewing  the  adequacy  of  internal  controls  and  management's  handling of identified  material  inadequacies  and  reportable  conditions  in the internal controls over financial reporting and compliance with laws and regulations,  and
(e)  supervising the internal audit  function,  which may include  approving the selection, compensation and termination of internal auditors.

     The Audit Committee did not meet during the last fiscal year because it was approved late in the 2002 year by the Board of Directors and was not formally in place to perform  its  functions.  However,  the  responsibilities  of the Audit
Committee during 2002 were conducted by the board of directors.  Effective as of
February  17,  2003,  the Board of  Directors  adopted  a charter  for the Audit
Committee detailing its duties and powers. A copy of the Audit Committee charter is included as Exhibit A to this Form 10KSB.

     For  the  fiscal  year  ended  2002,  the  Board  of  Directors   conducted
discussions   with  management  and  the  independent   auditor   regarding  the
acceptability  and the quality of the accounting  principles used in the reports in  accordance  with  Statements on Accounting  Standards  (SAS) No. 61,.  These
discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting and the reasonableness of the  significant  judgments and  management  decisions made in developing the financial  statements.  In addition,  the board of directors  discussed with the
independent  auditor  the  matters  in  the  written  disclosures   required  by
Independence Standards Board Standard No. 1.

     For the fiscal year ended 2002,  the Board of Directors have also discussed with management and its independent auditors issues related to the overall scope and  objectives  of the audits  conducted,  the  internal  controls  used by the
Company,  and the selection of the  Company's  independent  auditor.  Additional meetings  were held with the  independent  auditor,  with  financial  management
present,   to  discuss  the  specific  results  of  audit   investigations   and
examinations  and the  auditor's  judgments  regarding  any and all of the above issues.

     Pursuant to the  reviews  and  discussions  described  above,  the Board of
Directors  recommended that the audited financial  statements be included in the
Annual  Report on Form  10-KSB for the fiscal year ended  December  31, 2001 and
2000 for filing with the Securities and Exchange Commission.

Code of Ethics

     The  Company  has  adopted  its Code of Ethics  and  Business  Conduct  for
Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company.

EXECUTIVE COMPENSATION.

The following table sets forth information  concerning the compensation received by Mr. Howard Cooper,  the President of Teton, who serves as its chief executive officer for the last three fiscal years:

Summary Compensation Table
                                                       Other
                                                       Annual
    Name &                                         Compen-   Restricted               LTIP     All Other
  Principal                    Salary         Bonus    sation      Stock      Options   Payouts   Compensation
  Position         Year          ($)            ($)      ($)       Awards       SARs     ($)(1)      ($)
---------------------------------------------------------------------------------------------------------------
H. Howard          2002       160,000        50,000      0           0       4,500,000       0         0
 Cooper,           2001       210,000             0      0           0               0       0         0
President          2000        17,000             0      0           0       1,000,000       0         0

1.   In  consideration  of services  rendered,  Mr.  Cooper  received  4,500,000 warrants to  purchase  shares of our common  stock at an exercise  price of
     $.27  which was the  market  price of our  common  stock on the date of the grant.

Stock Options.

During the year ended  December 31, 2002, Mr. Cooper did not have any options.

Employee Pension, Profit Sharing or Other Retirement Plans.

The Company does not have a defined benefit,  pension plan,  profit sharing,  or other retirement plan.

Compensation of Directors.

The Company does not pay a director's  fee to its  directors.  In the  Company's sole  discretion,  the  Company  may issue  stock  options  or  warrants  to its directors.

Employment Contracts.

Teton and Mr. Cooper entered into a new employment  agreement,  effective May 1,
2002. The employment  agreement is for a three year term. Mr.  Cooper's  initial salary under the agreement is $13,333 per month. In the board's  discretion,  he may receive additional bonus compensation. Mr. Cooper's employment is terminated immediately upon his death or permanent disability. Teton may also terminate Mr.
Cooper's  employment  immediately  for cause,  as defined in the agreement.  Mr.
Cooper may terminate his employment  immediately for good reason,  as defined in the  agreement.  Additionally,  either  Teton or Mr.  Cooper may  terminate  Mr.
Cooper's  employment  upon 60 days  prior  written  notice  to the  other.  Upon termination of Mr. Cooper's employment without cause by Teton or for good reason by Mr.  Cooper,  Mr.  Cooper is entitled to severance  pay. The severance pay is equal to Mr. Cooper's salary for the preceding 24 months.  Such severance may be paid in monthly installments over 24 months from the date of termination.  Teton
may   discontinue   the   severance   payments  if  Mr.   Cooper   violates  the
confidentiality, noncompetition, or nonsolicitation provisions of his employment agreement.  After the third year,  the agreement is  automatically  renewed from year to year, unless it is terminated as provided above.

Mr.  Cooper's new agreement  replaced the employment  agreement  dated effective
December  1,  2000  (the  "2000  Employment  Agreement").  The  2000  Employment
Agreement  provided  for an initial  term of two years and an initial  salary of
$17,500 per month.  The 2000  Employment  Agreement  also provided that upon the termination of Mr. Cooper without his consent,  except for terminations  related to a criminal conviction, death, disability, incapacity, bankruptcy, insolvency, gross  negligence,  gross  dereliction  of duty, or gross  misconduct,  that Mr.
Cooper was entitled to a lump sum payment equal to three months salary, based on the salary being paid to Mr. Cooper at the date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Mr. Howard Cooper and Ms. Anna Cooper.

Mr. Cooper and Teton have entered into an  employment  agreement.  Mr.  Cooper's employment  agreement  with Teton is  discussed  at  "EXECUTIVE  COMPENSATION  -
Employment Contracts."

Ms.  Anna R.  Cooper,  Mr.  Cooper's  wife,  is in the second year of a two year employment  agreement  with Teton.  The employment  agreement  provides that Ms.
Cooper's  initial  salary is $6,500  per  month.  After the  initial  term,  the agreement is  automatically  renewed from year to year, with such changes agreed by the parties, unless terminated by either party upon 90 days prior notice. The agreement provides that upon the termination of Ms. Cooper's  employment without her consent,  except for terminations related to a criminal  conviction,  death,
disability,   incapacity,   bankruptcy,   insolvency,  gross  negligence,  gross
dereliction of duty, or gross misconduct,  that Ms. Cooper is entitled to a lump sum payment equal to three months salary,  based on the salary being paid to Ms.
Cooper at the date of termination.

Prior to  December  1, 2000,  Teton had a  consulting  arrangement  with  Taimen
Corporation,  to provide Teton with  consulting  and  management  services.  Mr.
Cooper was the director and president of Taimen Corporation.  Mr. Cooper and Ms.
Cooper were the sole employees of Taimen.  Teton paid Taimen a total of $247,000 during the fiscal year ended  December  31, 2000 and a total of $128,560 for the fiscal year ended December 31, 1999.

In 2001, Mr. Cooper loaned $137,000 to Teton. Such loan,  together with interest at 8.28% per annum was due on  February  1,  2002.  The due date was  subsequent extended to April 15, 2002, and was paid in full in April 2002.

Management  believes that the terms of these  transactions  with its  management were at least as favorable to the Company as those terms which the Company could have obtained from unrelated third parties through arms-length negotiations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The  following  tables sets forth,  as of May 12,  2003,  the number of and percent  of our  common  stock  beneficially  owned  by (a)  all  directors  and nominees,  naming  them,  (b) our  executive  officers,  (c) our  directors  and executive  officers as a group,  without  naming them, and (d) persons or groups known by us to own beneficially 5% or more of our common stock:

         Name and Address                   Amount and Nature of         Percent
         of Beneficial Owner                Beneficial Ownership        of Class
         -------------------                --------------------        --------

         H. Howard Cooper                         1,216,667(1)             15.5%
         2135 Burgess Creek Road
         Suite #7
         P.O. Box 774327
         Steamboat Springs, CO 80477

         James J. Woodcock                         608,334 (2)              8.3%
         2404 Commerce Drive
         Midland, TX 79702

         Karl F. Arleth                            608,334 (3)              8.3%
         P.O. Box 23507
         0467 Lariat Loop
         Silverthorne, CO 80498

         Igor Effimoff                              89,815 (4)              1.3%
         13134 Hermitage Lane
         Houston, TX 77079

         John Mahar                                 83,334 (5)              1.2%
         7 West 73rd st.,
         New York, NY 10023

         Thomas F. Conroy                           83,334 (6)              1.2%
         3825 S. Colorado Blvd.
         Denver, CO 80110

         Ilia Gurevich                              24,456 (7)              0.4%
         1804 South Ironton street
         Aurora, CO 80012

         All executive officers and             15,170,808                35.82%
         directors as a group (7 persons)
----------

* Less than one percent.

(1)  Includes (i) 145,857 shares of common stock, (ii) 465,521 shares underlying warrants and (iii) 603,289 shares underlying warrants  exercisable at $3.60 per share.
(2)  Includes (i) 100,963 shares of common stock, (ii) 297,223 shares underlying warrants and (iii) 210,148 shares underlying warrants  exercisable at $3.60 per share.
(3)  Includes (i) 75,772 shares of common stock,  (ii) 197,995 shares underlying warrants and (iii) 410,339 shares underlying warrants  exercisable at $3.60 per share.
(4)  Represents  89,815  shares  underlying  warrants  exercisable  at $3.60 per share.
(5)  Represents  83,334 shares of underlying  warrants  exercisable at $3.60 per share.
(6)  Includes (i) 15,972 shares of common stock,  (ii) 38,704 shares  underlying warrants and (iii) 28,658 shares underlying  warrants  exercisable at $3.60 per share.
(7)  Represents  24,456 shares of underlying  warrants  exercisable at $3.60 per share.

                            DESCRIPTION OF SECURITIES

     The  following  description  of  our  capital  stock  is a  summary  and is qualified in its entirety by the  provisions  of our Articles of  Incorporation, with  amendments,  all of which have been filed as exhibits to our  registration statement of which this prospectus is a part.

     Our Amended Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock,  $.001 par value per share.  Holders of shares of common stock are  entitled  to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared,  from time to time by the Board of Directors in its discretion,
from  funds  legally  available  therefor.   In  the  event  of  a  liquidation,
dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of common stock have no preemptive  or other  subscription rights,  and there  are no  conversion  rights or  redemption  or  sinking  fund provisions  with respect to such shares.  The Board of  Directors,  from time to time in its  sole  discretion,  has the  authority  to fix the  powers,  rights, qualifications, limitations, and restrictions pertaining to the preferred stock.

                              PLAN OF DISTRIBUTION

     The  selling   stockholder  and  any  of  their  pledgees,   assignees  and
successors-in-interest  may, from time to time,  sell any or all of their shares of common stock on any stock exchange,  market or trading  facility on which the shares  are traded or in private  transactions.  These  sales may be at fixed or negotiated  prices.  The  selling  stockholder  may  use  any one or more of the following methods when selling shares:

     --   ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits the purchaser;
     --   block  trades  in which the  broker-dealer  will  attempt  to sell the shares as agent but may  position and resell a portion of the block as principal to facilitate the transaction;
     --   purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;
     --   an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;
     --   privately-negotiated transactions;
     --   short sales;
     --   broker-dealers  may  agree  with  the  selling  stockholder  to sell a specified number of such shares at a stipulated price per share; and
     --   a combination of any such methods of sale.

     In the event sales are made to  broker-dealers  as principals,  we would be required to file a  post-effective  amendment to the  registration  statement of which the prospectus forms a part. In such post-effective amendment, we would be required  to  disclose  the names of any  participating  broker-dealers  and the compensation  arrangements relating to such sales. In addition, if any shares of common  stock or warrants  offered  for sale  pursuant  to this  prospectus  are
transferred,   subsequent   holders  could  not  use  this  prospectus  until  a
post-effective amendment is filed, naming such holders.

     The  selling  stockholder  may also sell  shares  under  Rule 144 under the
Securities Act, if available, rather than under this prospectus.

     The selling  stockholder may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin  loan,  the broker  may,  from time to time,  offer and sell the  pledged shares.

     The selling  stockholder  may also  engage in short sales  against the box, puts and calls and other  transactions  in our  securities or derivatives of our securities and may sell or deliver shares in connection  with these trades.  The selling  stockholder  may pledge their  shares of common stock to their  brokers under the margin  provisions of customer  agreements.  If a selling  stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers  engaged by the  selling  stockholder  may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive  commissions or discounts  from the selling  stockholder  (or, if any  broker-dealer  acts as agent  for the  purchaser  of  shares,  from the  purchaser)  in  amounts  to be negotiated.  The  selling  stockholder  do  not  expect  these  commissions  and discounts to exceed what is customary in the types of transactions involved.

     The selling  stockholder shall be deemed to be an "underwriter"  within the meaning of the Securities Act in connection with such sales. In such event,  any commissions  received  by such  broker-dealers  or agents  and any profit on the resale  of the  shares  purchased  by  them  may be  deemed  to be  underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses  incident to the  registration of the  shares,  including  fees and  disbursements  of counsel  to the  selling stockholder,  but excluding brokerage commissions or underwriter  discounts.  We and the selling  stockholder have agreed to indemnify each other against certain losses,  claims,  damages  and  liabilities,  including  liabilities  under  the
Securities Act.

Penny Stock

     The Securities and Exchange  Commission (the "Commission") has adopted Rule
15g-9 which  establishes  the  definition  of a "penny  stock," for the purposes relevant  to us, as any  equity  security  that has a market  price of less than
$5.00 per share or with an exercise price of less than $5.00 per share,  subject to certain  exceptions.  For any  transaction  involving a penny  stock,  unless exempt,  the  rules  require:  (i) that a broker or  dealer  approve a  person's account for transactions in penny stocks;  and (ii) the broker or dealer receive from the investor a written  agreement  to the  transaction,  setting  forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i)
obtain financial information and investment experience objectives of the person;
and (ii) make a reasonable  determination  that the transactions in penny stocks are  suitable  for that  person  and the  person has  sufficient  knowledge  and experience  in  financial  matters  to be  capable  of  evaluating  the risks of transactions in penny stocks.  The broker or dealer must also deliver,  prior to any  transaction  in a  penny  stock,  a  disclosure  schedule  prepared  by the
Commission  relating to the penny stock market,  which,  in highlight  form, (i)
sets  forth  the  basis on which  the  broker  or  dealer  made the  suitability determination;  and (ii) that the broker or dealer  received  a signed,  written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public  offerings  and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and  remedies  available  to an investor in cases of fraud in penny stock transactions.  Finally,  monthly  statements have to be sent  disclosing  recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                               SELLING STOCKHOLDER

     The table below sets forth information  concerning the resale of the shares of common  stock by the selling  stockholders.  We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants.  Assuming all the shares  registered below are sold by the selling  stockholders,  none of the  selling  stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock  beneficially  owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the  offering,  assuming  they sell all of the shares offered.

      COMMON STOCK:
                                Before Offering                 After Offerings
----------------------------------------------------------------------------------
  Name and address of      Amount and                    Amount and
   Beneficial Owner         Nature of     Percent of      Nature of     Percent of
                           Beneficial        Class       Beneficial        Class
                          Ownership (1)       (%)       Ownership (1)       (%)
---------------------     -------------   -----------   -------------   ----------

Advisory Group               132,464           1.94%         0               0

Alex Campbell                  7,047             *           0               0

Alfred John Knapp, Jr.
SEP c/o Citizens
National Bank Custodian       70,046           1.01%         0               0

Alzarouni, Ali M.S.           14,123             *           0               0

Alzarouni, Ayoub M.A.         21,184             *           0               0

Alzarouni, Hesham M.S.        21,184             *           0               0

Alzarouni, Sami Ismile        14,123             *           0               0

Amarillys Inc.                71,188           1.04%         0               0

AMPM Enterprises             122,580           1.79%         0               0

Andrew Deitz                  10,509             *           0               0

Andrew P. Echtermeyer          7,006             *           0               0

Andrew W. Coulton              7,006             *           0               0

Andrew W. Cumming            105,767           1.56%         0               0

Arthur J. Niebauer             1,576             *           0               0

Athens Building Inc.          70,485           1.03%         0               0

Avanti Resources, LTD          4,379             *           0               0

Avv. Carlo Canal              70,860           1.04%         0               0

Balruddery  Investments
 Inc.                        105,067           1.54%         0               0

Bank  Leumi  le-Israel,
 Zurich                      106,083           1.55%         0               0

Barfield  Nominees  A/C
 12239                       161,102           2.35%         0               0

Barnaby J. Howard             14,262             *           0               0

Barry Alter                   17,857             *           0               0

Barry Biniaris                28,019             *           0               0

Barry Skolnick                17,512             *           0               0

Bernard Klein  Holdings
 Ltd.                         17,832             *           0               0

Braden Resources
 Corporation                  17,736             *           0               0

Brent Alexander Oswald         1,429             *           0               0

Brian Gruson                  58,048             *           0               0

Brownstone Resources          71,499           1.05%         0               0

BTR Global Arbitrage
 Trading Limited             175,111           2.55%         0               0

BTR Global Opportunity
 Trading Limited              35,023             *           0               0

Builders (Int'l) Limited      71,426           1.05%         0               0

C&J Pension Trust,
 James J. & Claire
 Woodcock Trustees*          143,325           2.09%         0               0

C.R. Bailey                    7,043             *           0               0

Candace G. Taylor              1,427             *           0               0

Carlo Canal                   70,045           1.03%         0               0

Carol Press                    4,379             *           0               0

Carole Hall                   17,512             *           0               0

Cedric Middleton               3,503             *           0               0

CGT Management               350,222           5.10%         0               0

Charles Cannon Brookes        10,507             *           0               0

Charles Schwab & Co
 Inc. fbo Susan Crowe
 Whitcomb, IRA                28,418             *           0               0

Chris Deitz                   31,787             *           0               0

Christiaan Marie Rutten       14,266             *           0               0

Christopher Vujnovich         35,024             *           0               0

Conroy & Co.                  24,940             *           0               0

Credit Agricole
 Indosuez (Suisse) SA        178,483           2.62%         0               0

Crystal Oswald IRA             9,627             *           0               0

Current Capital
 Corporation                 183,997           2.69%         0               0

Dale H. & Jean F. Dorn
 Testamentary Trust FBO
 Dale F. Dorn                 35,371             *           0               0

Daniel Luskind                 1,576             *           0               0

David Curran                  10,670             *           0               0

David Reitz                    3,503             *           0               0

David T. Annear                  714             *           0               0

Dennis H. and Peggy L. Sun     1,426             *           0               0

DL Family Limited
 Partnership                   3,242             *           0               0

Eaton Vance Emerald
 Emerging Markets Fund        19,263             *           0               0

Edward Ajootian               71,134           1.04%         0               0

Energy Properties
 Limited, LP                   3,242             *           0               0

Enza Vitiello                 88,916           1.30%         0               0

Eurofinance, Inc.            431,756           6.17%         0               0

Excelsior Mining Fund         43,726             *           0               0

Family Tree Corporation       17,848             *           0               0

Finanz-Und
 Unternehmensberatung         26,771             *           0               0

Francis D. Hopkins             2,102             *           0               0

Franco Pivoli                 28,502             *           0               0

Garrett R. Bowden              3,503             *           0               0

Gene A. Williams                 354             *           0               0

George Hardy                  17,830             *           0               0

George W. Clay IV             53,131             *           0               0

Gerhard Jansen                 4,167             *           0               0

Gian Carlo Testori             7,006             *           0               0

Global Undervalued
 Securities                  700,442           9.84%         0               0

Great Eastern Energy &
 Development Corporation      70,588           1.04%         0               0

Hare & Co.                   168,106           2.45%         0               0

Harry Ptasynski and
 Nola  Grace  Ptasynski,
 husband and wife              4,052             *           0               0

Henry D. Haskell              35,521             *           0               0

Henry S. Krauss                1,576             *           0               0

Herbert W. Mahler              7,119             *           0               0

Ilia Gurevich                 13,162             *           0               0

Ivy L. Fredericks              8,406             *           0               0

James Cleaver                 14,189             *           0               0

James J. Woodcock            100,000           1.45%         0               0

James Ladner                  28,297             *           0               0

Janine C. Lederman            35,023             *           0               0

Jeffrey R. Shotbolt           17,743             *           0               0

Jim Kirby                     22,910             *           0               0

Joel A.B. Clark                4,967             *           0               0

Johathan Banks                17,764             *           0               0

John F. Dorn                  35,371             *           0               0

John Hunzinger                 3,528             *           0               0

John P. O'Shea                 7,880             *           0               0

Joseph Bongiorno              14,183             *           0               0

Judith Douglas                 4,379             *           0               0

Kane, Gillian                    702             *           0               0

Kelly Butler                   7,006             *           0               0

Kelly V. Oswald                7,140             *           0               0

Ken M. Welshimer and
 Theresa L. Welshimer,
 husband and wife              7,067             *           0               0

Laurent Cohen                 21,014             *           0               0

Laurus Master Fund,
 Ltd.                        166,667           2.40%         0               0

Lee M. Wheeler                17,512             *           0               0

Leon Ventures Inc.            35,562             *           0               0

Lillian C. Leiva               7,006             *           0               0

Louis A. Oswald III IRA        4,212             *           0               0

Louis A. Oswald Jr.            2,857             *           0               0

Lucia Gison                   70,964           1.09%         0               0

Lynda Yablon                   4,379             *           0               0

Lyndon R. Wentz                3,563             *           0               0

M&D Land Company               1,426             *           0               0

Malto Investments LLC         35,024             *           0               0

Mark Wehde and Marilee         3,566             *           0               0

Marrs McLean Bowman           35,371             *           0               0

Mary and Keith
 Axelson, husband and
 wife                          3,531             *           0               0

Maxim Partners LLC            21,014             *           0               0

Melvin T. and Laurie
 L. Baker, as tenants
 by the entirety                 649             *           0               0

Michael Hopkins                  702             *           0               0

Michael J. Hayward            14,183             *           0               0

Michael R. Block               3,566             *           0               0

Midhill, a Wyoming
 Partnership, trustee
 f/b/o Susan E. Heiss
 IRA                          12,967             *           0               0

Mr. Gunnar C. Askeland         7,006             *           0               0

Mr. James Rosenfield          35,023             *           0               0

Ms. Lee M. Wheeler            17,512             *           0               0

Musgrave Investments,
 Ltd.                         26,235             *           0               0

Nicholas E. Wendland           3,242             *           0               0

North Link Oil and
 Gas, Ltd.                    14,010             *           0               0

Orhan I. Sadik-Khan           35,452             *           0               0

P. Richard Restall            35,023             *           0               0

Palm Beach Overseas
 Investment Limited          384,781           5.52%         0               0

Patrick O'Meara               70,312           1.03%         0               0

Paul Birmingham               21,124             *           0               0

Paul Wehde                       325             *           0               0

Pershing Keen Nominees
 Limited A/C AGCLT            59,578           1.80%         0               0

Philip R. Kruse               14,266             *           0               0

Pipeline Displays Ltd.        35,709             *           0               0

R.F. Bailey                   24,798             *           0               0

Rachael Krutchkoff            14,010             *           0               0

Regency Resources, Inc.       17,512             *           0               0

Richard and Dianne Kane          702             *           0               0

Richard Butler                42,910             *           0               0

Richard Elder                 70,045           1.03%         0               0

Richard Lamb                  70,045           1.03%         0               0

Robert D. and Julie L.
 Annear, joint tenants         1,427             *           0               0

Rockwell Capital
 Ventures                    102,775           1.51%         0               0

Ron Amini                     70,421           1.03%         0               0

Ronald Weslosky                1,591             *           0               0

Russell N. Adkins             17,832             *           0               0

S. Lee Bowden                  3,503             *           0               0

Sagi Genger                   17,512             *           0               0

Salomon  Smith  Barney,
 Trustee  for the IRA of
 Karl F. Arleth               35,558             *           0               0

Salvatore Somma               14,196             *           0               0

Samuel D. Haskell             21,329             *           0               0

Sapphire Capital
 Limited                      70,045           1.03%         0               0

Sheldon Inwentash             17,876             *           0               0

Shirley L. Shanker             1,752             *           0               0

Simon Piggott                    -               *           0               0

Snapper, Inc.                250,087           3.67%         0               0

Strategic Partners Ltd.      420,754           6.16%         0               0

Suncrest Securities
 Corporation                  70,860           1.04%         0               0

The Advisory Group            77,049           1.13%         0               0

Third Millennium
 Russia Fund                 350,221           5.04%         0               0

Thomas D. & Sheila K.
 Lawson                       14,286             *           0               0

Timothy John Cawston          17,752             *           0               0

Tradewinds Offshore
 Fund                         17,512             *           0               0

UFG Tradewinds Debt
 Strategies Fund, LP          87,556           1.29%         0               0

Veronica Kristi Prenn        141,482           2.07%         0               0

Volga Fixed Income
 Fund, L.P.                   71,042           1.04%         0               0

Vostok Fund LP               178,471           2.60%         0               0

William and Nancy
 Axelson                       3,531             *           0               0

William Flynn                  6,361             *           0               0

William Gaskey                 8,930             *           0               0

William J. Ritger             18,912             *           0               0

William Ritger                52,533             *           0               0

Wind River Resources,
 Inc.                          3,242             *           0               0

Wyatt R. Haskell             175,111           2.55%         0               0

Yergin, Daniel H.             52,878             *           0               0

*     Less than 1%

     The number and  percentage  of shares  beneficially  owned is determined in accordance  with Rule  13d-3 of the  Securities  Exchange  Act of 1934,  and the
information is not necessarily  indicative of beneficial ownership for any other purpose.  Under such rule,  beneficial ownership includes any shares as to which the selling  stockholder has sole or shared voting power or investment power and also any shares,  which the selling  stockholder has the right to acquire within
60 days.  The  actual  number  of  shares  of  common  stock  issuable  upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors,  the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     Unless  otherwise  indicated,  the selling  stockholders are registering an amount of shares  underlying  warrants  equal to the amount of  warrants  on the chart below. Each warrant is exercisable at $6.00 per share.

      WARRANTS:
                                Before Offering                 After Offerings
----------------------------------------------------------------------------------
  Name and address of      Amount and                    Amount and
   Beneficial Owner(1)      Nature of     Percent of      Nature of     Percent of
                           Beneficial        Class       Beneficial        Class
                          Ownership (2)       (%)       Ownership (2)       (%)
---------------------     -------------   -----------   -------------   ----------

Advisory Group                62,381           1.38%         0               0

Alex Campbell                  3,334           0.07%         0               0

Alfred John Knapp, Jr.
 SEP c/o Citizens
 National Bank Custodian      33,334             *           0               0

Alzarouni, Ali M.S.            6,667           0.15%         0               0

Alzarouni, Ayoub M.A.         10,000           0.22%         0               0

Alzarouni, Hesham M.S.        10,000           0.22%         0               0

Alzarouni, Sami Ismile         6,667           0.15%         0               0

Amarillys Inc.                33,334           0.74%         0               0

AMPM Enterprises              58,334           1.29%         0               0

Andrew Deitz                   5.001             *           0               0

Andrew P. Echtermeyer          3,334           0.07%         0               0

Andrew W. Coulton              3,334           0.07%         0               0

Andrew W. Cumming             50,001           1.11%         0               0

Arthur J. Niebauer               750           0.02%         0               0

Athens Building Inc.          33,334           0.74%         0               0

Avanti Resources, LTD          2,084           0.05%         0               0

Avv. Carlo Canal              33,334           0.74%         0               0

Balruddery  Investments
 Inc.                         50,000           1.11%         0               0

Bank Leumi le-Israel,
 Zurich                       50,000           1.11%         0               0

Barfield Nominees A/C
 12239 Barnaby J. Howard      76,667           1.70%         0               0

Barnaby J. Howard              6,667           0.15%         0               0

Barry Alter                    8,334           0.18%         0               0

Barry Biniaris                13,334           0.30%         0               0

Barry Skolnick                 8,334           0.18%         0               0

Bernard Klein  Holdings
 Ltd.                          8,334           0.18%         0               0

Braden Resources
 Corporation                   8,334           0.18%         0               0

Brent Alexander Oswald           667           0.01%         0               0

Brian Gruson                  27,084           0.60%         0               0

Brownstone Resources          33,334           0.74%         0               0

BTR Global Arbitrage
 Trading Limited              83,334           1.85%         0               0

BTR Global Opportunity
 Trading Limited              16,667           0.37%         0               0

Builders (Int'l)
 Limited                      33,334             *           0               0

C&J Pension Trust,
 James J. & Claire
 Woodcock Trustees*           66,667           1.48%         0               0

C.R. Bailey                    3,334           0.07%         0               0

Candace G. Taylor                667           0.01%         0               0

Carlo Canal                   33,334             *           0               0

Carol Press                    2,084           0.05%         0               0

Carole Hall                    8,334           0.18%         0               0

Cedric Middleton               1,667           0.04%         0               0

CGT Management               166,667           3.70%         0               0

Charles Cannon Brookes         5,000           0.11%         0               0

Charles Schwab & Co
 Inc. fbo Susan Crowe
 Whitcomb, IRA                13,334           0.30%         0               0

Chris Deitz                   15,001             *           0               0

Christiaan Marie Rutten        6,667           0.15%         0               0

Christopher Vujnovich         16,667             *           0               0

Conroy & Co.                  12,223             *           0               0

Credit Agricole
 Indosuez (Suisse) SA         87,835           1.95%         0               0

Crystal Oswald IRA             4,500           0.10%         0               0

Current Capital
 Corporation                  86,667           1.93%         0               0

Dale H. & Jean F. Dorn
 Testamentary Trust FBO
 Dale F. Horn                 16,667           0.37%         0               0

Daniel Luskind                   750           0.02%         0               0

David Curran                   5,000           0.11%         0               0

David Reitz                    1,667           0.04%         0               0

David T. Annear                  334           0.01%         0               0

Dennis H. and Peggy L.
 Sun                             667           0.01%         0               0

DL Family Limited
 Partnership                   1,514           0.03%         0               0

Eaton Vance Emerald
 Emerging Markets Fund         9,167           0.20%         0               0

Edward Ajootian               33,334           0.74%         0               0

Energy Properties
 Limited, LP                   1,514           0.03%         0               0

Enza Vitiello                 41,667           0.92%         0               0

Eurofinance, Inc.            358,334           7.95%         0               0

Excelsior Mining Fund         20,809           0.46%         0               0

Family Tree Corporation        8,334           0.18%         0               0

Finanz-Und
 Unternehmensberatung         12,500           0.28%         0               0

Francis D. Hopkins             1,000           0.02%         0               0

Franco Pivoli                 13,334           0.30%         0               0

Garrett R. Bowden              1,667           0.04%         0               0

Gene A. Williams                 167           0.00%         0               0

George Hardy                   8,334           0.18%         0               0

George W. Clay IV             25,000           0.55%         0               0

Gerhard Jansen                 4,167           0.09%         0               0

Gian Carlo Testori             3,334           0.07%         0               0

Global Undervalued
 Securities                  333,334           7.40%         0               0

Great Eastern Energy &
 Development Corporation      33,334             *           0               0

Hare & Co.                    80,000           1.77%         0               0

Harry Ptasynski and
 Nola Grace Ptasynaski,
 husband and wife              1,892           0.04%         0               0

Henry D. Haskell              16,667           0.37%         0               0

Henry S. Krauss                  750           0.02%         0               0

Herbert W. Mahler              3,334           0.07%         0               0

Ilia Gurevich                  6,264           0.14%         0               0

Ivy L. Fredericks              4,000           0.09%         0               0

James Cleaver                  6,667           0.15%         0               0

James J. Woodcock            100,000           2.22%         0               0

James Ladner                  13,334           0.30%         0               0

Janine C. Lederman            16,667           0.37%         0               0

Jeffrey R. Shotbolt            8,334           0.18%         0               0

Jim Kirby                     10,835             *           0               0

Joel A.B. Clark                2,334           0.05%         0               0

Johathan Banks                 8,334           0.18%         0               0

John F. Dorn                  16,667           0.37%         0               0

John Hunzinger                 1,667           0.04%         0               0

John P. O'Shea                 3,750           0.08%         0               0

Joseph Bongiorno               6,667           0.15%         0               0

Judith Douglas                 2,084           0.05%         0               0

Kane, Gillian                    334           0.01%         0               0

Kelly Butler                   3,334           0.07%         0               0

Kelly V. Oswald                3,334           0.07%         0               0

Ken M. Welshimer and
 Theresa L. Welshimer,
 husband and wife              3,334           0.07%         0               0

Laurent Cohen                 10,000           0.22%         0               0

Laurus Master Fund,
 Ltd.                        166,667           3.70%         0               0

Lee M. Wheeler                 8,334           0.18%         0               0

Leon Ventures Inc.            16,667           0.37%         0               0

Lillian C. Leiva               3,334           0.07%         0               0

Louis A. Oswald III IRA        1,967           0.04%         0               0

Louis A. Oswald Jr.            1,334           0.03%         0               0

Lucia Gison                   33,334           0.74%         0               0

Lynda Yablon                   2,084           0.05%         0               0

Lyndon R. Wentz                1,667           0.04%         0               0

M&D Land Company                 667           0.01%         0               0

Malto Investments LLC         16,668            *            0               0

Mark Wehde and Marilee         1,665           0.04%         0               0

Marrs McLean Bowman           16,667           0.37%         0               0

Mary and Keith
 Axelson, husband and
 wife                          1,667           0.04%         0               0

Maxim Partners LLC            10,000           0.22%         0               0

Melvin T. and Laurie
 L. Baker, as tenants
 by the entirety                 303            0.01%        0               0

Michael Hopkins                  334            0.01%        0               0

Michael J. Hayward             6,667            0.15%        0               0

Michael R. Block               1,667            0.04%        0               0

Midhill, a Wyoming
 Partnership, trustee
 f/b/o Susan E. Heiss IRA      6,055             *           0               0

Mr. Gunnar C. Askeland         3,334           0.07%         0               0

Mr. James Rosenfield          16,667           0.37%         0               0

Ms. Lee M. Wheeler             8,334           0.18%         0               0

Musgrave Investments,
 Ltd.                         12,485           0.28%         0               0

Nicholas E. Wendland           1,514           0.03%         0               0

North Link Oil and
 Gas, Ltd.                     6,667           0.15%         0               0

Orhan I. Sadik-Khan           16,668           0.36%         0               0

P. Richard Restall            16,667           0.37%         0               0

Palm Beach Overseas
 Investment Limited          183,114           4.06%         0               0

Patrick O'Meara               33,334           0.74%         0               0

Paul Birmingham               10,002             *           0               0

Paul Wehde                       152           0.00%         0               0

Pershing Keen Nominees
 Limited A/C AGCLT            28,334           1.29%         0               0

Philip R. Kruse                6,667           0.15%         0               0

Pipeline Displays Ltd.        16,667           0.37%         0               0

R.F. Bailey                   11,667           0.26%         0               0

Rachael Krutchkoff             6,667           0.15%         0               0

Regency Resources, Inc.        8,334           0.18%         0               0

Richard and Dianne Kane          334           0.01%         0               0

Richard Butler                20,000           0.44%         0               0

Richard Elder                 33,334           0.74%         0               0

Richard Lamb                  33,334           0.74%         0               0

Robert D. and Julie L.
 Annear, joint tenants           667           0.01%         0               0

Rockwell Capital
 Ventures                     48,334           1.08%         0               0

Ron Amini                     33,334           0.74%         0               0

Ronald Weslosky                  757           0.02%         0               0

Russell N. Adkins              8,334           0.18%         0               0

S. Lee Bowden                  1,667           0.04%         0               0

Sagi Genger                    8,334           0.18%         0               0

Salomon Smith Barney,
 Trustee for the IRA of
 Karl F. Arleth               16,667           0.37%         0               0

Salvatore Somma                6,667           0.15%         0               0

Samuel D. Haskell             10,000           0.22%         0               0

Sapphire Capital
 Limited                      33,334           0.74%         0               0

Sheldon Inwentash              8,334           0.18%         0               0

Shirley L. Shanker               834           0.02%         0               0

Simon Piggott                     -            0.00%         0               0

Snapper, Inc.                118,168           2.63%         0               0

Strategic Partners Ltd.    2,000,001           4.44%         0               0

Suncrest Securities
 Corporation                  33,334           0.74%         0               0

The Advisory Group            36,667           0.81%         0               0

Third Millennium
 Russia Fund                 166,667           3.70          0               0

Thomas D. & Sheila  K.
 Lawson                        6,667           0.15%         0               0

Timothy John Cawston           8,334           0.18%         0               0

Tradewinds Offshore
 Fund                          8,334           0.18%         0               0

UFG Tradewinds Debt
 Strategies Fund, LP          25,000           0.55%         0               0

UFG  Tradewinds  Russia
 Value Fund, LLC              16,667           0.37%         0               0

Veronica Kristi Prenn         33,334           0.74%         0               0

Veronica Kristi Prenn         33,334           0.74%         0               0

Volga Fixed Income
 Fund, L.P.                   33,334           0.74%         0               0

Vostok Fund LP                83,334           1.85%         0               0

William and Nancy
 Axelson                       1,667           0.04%         0               0

William Flynn                  3,027           0.07%         0               0

William Gaskey                 4,167           0.09%         0               0

William J. Ritger              9,000           0.20%         0               0

William Ritger                25,000           0.55%         0               0

Wind River Resources,
 Inc.                          1,514           0.03%         0               0

Wyatt R. Haskell              83,334           1.85%         0               0

Yergin, Daniel H.             25,001            *            0               0

     Unless  otherwise noted below,  each of the  above-referenced  warrants are exercisable into one shares of common stock at an exercise price of $6.00.

                                  LEGAL MATTERS

     The  validity of the shares of common  stock being  offered  hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                      EXPERTS

     Our  consolidated  financial  statements  at  December  31,  2001  and 2002 appearing in this  prospectus  and  registration  statement have been audited by
Ehrhardt Keefe Steiner & Hottman PC, Inc., independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance  upon such report  given upon the  authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a  registration  statement on Form SB-2 under the  Securities
Act of 1933, as amended, relating to the shares of common stock being offered by this  prospectus,  and reference is made to such  registration  statement.  This prospectus  constitutes the prospectus of Teton Petroleum Company, filed as part of the  registration  statement,  and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

     We are subject to the informational requirements of the Securities Exchange
Act of 1934 (the  "Exchange  Act")  which  requires  us to file  reports,  proxy statements and other  information  with the Securities and Exchange  Commission.
Such reports,  proxy statements and other information may be inspected at public reference  facilities  of the SEC at  Judiciary  Plaza,  450 Fifth  Street N.W.,
Washington D.C. 20549;  Northwest Atrium Center, 500 West Madison Street,  Suite
1400,  Chicago,  Illinois  60661;  and 5670  Wilshire  Boulevard,  Los  Angeles,
California  90036.  Copies of such  material  can be  obtained  from the  Public
Reference  Section  of the  SEC at  Judiciary  Plaza,  450  Fifth  Street  N.W.,
Washington,   D.C.  20549  at  prescribed  rates.   Because  we  file  documents
electronically  with the SEC, you may also obtain this  information  by visiting the SEC's Internet website at HTTP://WWW.SEC.GOV. ------------------

     We  furnish  our  stockholders  with  annual  reports   containing  audited
financial statements.

                          Index to Financial Statements

                             Teton Petroleum Company

            Unaudited Consolidated Financial Statements March 31, 2003

Financial Statements

Consolidated Balance Sheets

Consolidated  Statements of Operations and Comprehensive Loss

Consolidated  Statements of Cash Flows

Notes to Consolidated Financial Statements

            Audited Consolidated Financial Statements December 31, 2002

Independent Auditors' Report

Financial Statements

Consolidated Balance Sheet

Consolidated Statements of Operations and Comprehensive loss

Consolidated Statement of Changes in Stockholders' Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

                            TETON PETROLEUM COMPANY

                           Consolidated Balance Sheets

                                                                                   December 31,
                                                                  March 31, 2003       2002
                                                                  ------------     -----------
                                                                   (Unaudited)
                                         Assets

Current assets
  Cash ........................................................   $    405,765    $    712,013
  Proportionate share of Goloil accounts receivable ...........        796,242         642,525
  Proportionate share of Goloil VAT and other accounts
  receivable ..................................................      1,248,822         913,583
  Stock subscriptions receivable ..............................         25,000       1,939,610
  Proportionate share of Goloil inventory .....................        483,885         502,989
  Prepaid expenses  and  other assets .........................         16,000          91,446
                                                                  ------------     -----------
      Total current assets ....................................      2,975,714       4,802,166
                                                                  ------------     -----------

Non-current assets
  Oil and gas properties, net (successful efforts) ............      7,478,577       4,896,308
  Fixed assets, net ...........................................        540,894         313,921
                                                                  ------------     -----------
      Total non-current assets ................................      8,019,471       5,210,229
                                                                  ------------     -----------

Total assets ..................................................   $ 10,995,185    $ 10,012,395
                                                                  ============     ===========

                          Liabilities and Stockholders' Deficit

Current liabilities
  Accounts  payable and accrued  liabilities ..................   $    456,753    $    650,356
  Proportionate share of Goloil accounts payable and
   accrued liabilities (Note 2) ...............................      2,539,287       1,534,344
  Current portion of proportionate share of notes
   payable owed to affiliate (Note 2) .........................      2,844,711       2,441,424
                                                                  ------------     -----------
      Total current liabilities ...............................      5,840,751       4,626,124
                                                                  ------------     -----------

Non-current liabilities
  Proportionate share of notes payable advances owed to
    affiliate .................................................           --           507,001
                                                                  ------------     -----------
      Total non-current liabilities ...........................           --           507,001
                                                                  ------------     -----------
      Total liabilities .......................................      5,840,751       5,133,125
                                                                  ------------     -----------

Commitments and contingencies

Stockholders' equity
  Common stock, $0.001 par value, 250,000,000 and
    100,000,000 shares authorized, 6,586,942 and
    6,289,520 shares issued and outstanding at March
    31, 2003 and December 31, 2002 ............................          6,587           6,290
  Additional paid-in capital ..................................     26,880,017      26,165,214
  Accumulated deficit .........................................    (22,548,670)    (22,022,734)
  Foreign currency translation adjustment .....................        816,500         730,500
                                                                  ------------     -----------
      Total stockholders' equity ..............................      5,154,434       4,879,270
                                                                  ------------     -----------

Total liabilities and stockholders' equity ....................   $ 10,995,185    $ 10,012,395
                                                                  ============     ===========

           See notes to unaudited consolidated financial statements.

                            TETON PETROLEUM COMPANY

     Unaudited Consolidated Statements of Operations and Comprehensive Loss

                                                   For the Three Months Ended
                                                           March 31,
                                                   --------------------------
                                                      2003           2002
                                                   -----------    -----------

Sales ..........................................   $ 3,408,718    $   821,000

Cost of sales and expenses
   Oil and gas production ......................       885,545        146,392
   Transportation and marketing ................       280,965         78,662
   Taxes other than income taxes ...............     1,427,572        368,855
   General and administrative - Goloil .........       219,557         93,000
   General and administrative - Teton Petroleum        772,899        562,311
   Depreciation, depletion and amortization ....       170,737         24,000
                                                   -----------    -----------
     Total cost of sales and expenses ..........     3,757,275      1,273,220
                                                   -----------    -----------

(Loss) income from operations ..................      (348,557)      (452,220)
                                                   -----------    -----------

Other income (expense)
   Other income ................................        21,688            125
   Financing charges ...........................          --         (104,591)
   Interest expense ............................       (94,225)       (77,126)
                                                   -----------    -----------
                                                       (72,537)      (181,592)
                                                   -----------    -----------

Net loss before taxes ..........................      (421,094)      (633,812)

Foreign income tax .............................      (104,842)          --

Net loss .......................................      (525,936)      (633,812)

Other comprehensive (loss) income, net of tax
   Effect of exchange rates ....................        86,000        (42,000)
                                                   -----------    -----------
Other comprehensive (loss) income ..............        86,000        (42,000)
                                                   -----------    -----------

Comprehensive loss .............................   $  (439,936)   $  (675,812)
                                                   ===========    ===========

Basic and diluted weighted average common shares
    outstanding ................................     6,321,218      2,374,046
                                                   ===========    ===========

Basic and diluted (loss) income per common share   $     (0.08)   $     (0.27)
                                                   ===========    ===========

           See notes to unaudited consolidated financial statements.

                            TETON PETROLEUM COMPANY

                 Unaudited Consolidated Statements of Cash Flows

                                                        For the Three Months Ended
                                                                March 31,
                                                        --------------------------
                                                            2003           2002
                                                        -----------    -----------

Cash flows from operating activities
  Net loss ..........................................   $  (525,936)   $  (633,812)
                                                        -----------    -----------
  Adjustments to reconcile net (loss) income to net
   cash used in operating activities
  Depreciation, depletion, and amortization .........       170,737         24,000
  Stock and stock options issued for services and
   interest .........................................          --           46,582
   Amortization of note payable discount ............          --           58,009
   Changes in assets and liabilities
     Accounts receivable ............................      (488,956)      (334,000)
     Prepaid expenses and other assets ..............        75,446         34,000
     Inventory ......................................        19,104        (23,500)
     Accounts payable and accrued liabilities .......     1,034,540        122,432
                                                        -----------    -----------
                                                            810,871        (72,477)
                                                        -----------    -----------
      Net cash used in operating activities .........       284,935       (706,289)
                                                        -----------    -----------

Cash flows from investing activities
  Oil and gas properties and equipment expenditures .    (2,979,979)      (128,044)
                                                        -----------    -----------
      Net cash used in investing activities .........    (2,979,979)      (128,044)
                                                        -----------    -----------

Cash flows from financing activities
  Net (repayments) proceeds from advances under notes
  payable from affiliate ............................      (103,714)       305,600
  Proceeds from deposits on convertible debentures ..          --        1,071,500
  Collection of stock subscriptions receivable ......     1,939,610           --
  Proceeds from issuance of stock, net of issue costs
  of $98,100 ........................................       466,900           --
  Payments on notes payable .........................          --         (269,210)
                                                        -----------    -----------
      Net cash provided by financing activities .....     2,302,796      1,107,890
                                                        -----------    -----------

Effect of exchange rates ............................        86,000        (10,065)
                                                        -----------    -----------

Net (decrease) increase in cash .....................      (306,248)       263,492

Cash - beginning of year ............................       712,013        182,502
                                                        -----------    -----------

Cash - end of year ..................................   $   405,765    $   445,994
                                                        ===========    ===========

Supplemental disclosure of non-cash activity:

During 2003, the Company had the following transactions:

     7,408  shares of stock were issued to a consultant  for services  valued at
     $20,000 provided in 2001 and accrued in accounts payable.

     73,422 shares of stock and 66,667 warrants exercisable at $6.00 were issued to a  consultant  for  services  provided in 2002  valued at  $200,000  and accrued in accounts payable.

     $25,000 of stock  subscriptions  receivable  outstanding  at March 31, 2003 were collected in April 2003.

During 2002, the Company had the following transactions:

     In exchange for the extension of principal  payments on four notes payable, the Company modified  expiration dates of certain warrants  previously held by the note holders and issued an additional 10,417 such warrants. The fair value of the extension of the warrants and of the issued  warrants  totaled
     $46,582 and has been included in financing costs.

           See notes to unaudited consolidated financial statements.

                            TETON PETROLEUM COMPANY

              Notes to Unaudited Consolidated Financial Statements

Note 1 - Basis of Presentation and Significant Accounting Policies

The  March  31,  2003  financial   statements  are  unaudited  and  reflect  all
adjustments (consisting only of normal recurring adjustments), which are, in the opinion  of  management,  necessary  for a fair  presentation  of the  financial position and operating results for the interim periods.  The unaudited financial statements  as of March 31, 2003,  as is customary in the oil and gas  industry, reflect a pro rata  consolidation of the Company's 50% interest in ZAO Goloil, a
Russian closed joint-stock company. The unaudited financial statements contained herein should be read in  conjunction  with the financial  statements  and notes thereto  contained  in the  Company's  financial  statement  for the year  ended
December 31, 2002. The results of operations for the period ended March 31, 2003 are not necessarily indicative of the results for the entire fiscal year.

Asset Retirement Obligations

Effective  January 1, 2003,  the Company  adopted the  provisions  of  Financial
Accounting  Standard  No.  143  (SFAS  143)  "Accounting  for  Asset  Retirement
Obligations".  SFAS 143  requires  record the fair value of a  liability  for an asset  retirement  obligation  to be  recorded  in the  period  in  which  it is incurred.  Overtime this liability is accreted to its expected future value with accretion  being  recorded  as a  charge  to  operations.  The  majority  of the
Company's asset retirement obligations relate to the projected costs to plug and abandon oil and gas wells,  and closure of access  roads on the license  area in
Russia.

The  Company  currently  cannot  make an  assessment  of the fair value for it's proportionate share of asset retirement obligations,  and according no liability for the  fair  value of  these  costs  has  been  recorded  in the  accompanying financial statements.  Currently the fair value of these costs is not able to be determined  as a  final  plan  of  abandonment  and  closure  for  these  future obligations  has not been finalized with the applicable  governmental  bodies of the Russian  government,  and therefore the specific actions required to satisfy the  obligations  under the license are not known with a degree of  certainty to enable reasonable  estimation,  although  management  believes that any ultimate liability to plug and abandon  wells and close access roads will not be material to the financial condition or results of operations of the Company.

Foreign Currency Exchange Rates

The consolidated  financial  statements  reflect the Company's pro-rata share of its subsidiary  Goloil.  The conversion of the functional  currency of Goloil (a
Russian  Company) in rubles to the reporting  currency of U.S.  dollars is based upon the exchange  rates in effect.  The  exchange  rates in effect at March 31,
2003 and 2002 were 31.40 and 31.22 rubles to the U.S. dollar, respectively.  The average rates in effect during the three-month  periods ended March 31, 2003 and
2002, were 31.67 and 30.84 rubles to the U.S. dollar, respectively.

Earnings Per Share

At the March 19, 2003 meeting, the Company's  shareholders  approved a reverse 1 for 12 stock split.  All share amounts and earnings per share have been adjusted to reflect the split.

All potential dilutive securities have an antidilutive effect on earnings (loss)
per share and  accordingly,  basic and dilutive  weighted average shares are the same.

Note 2 - Proportionate Share of Liabilities

The  proportionate   share  of  accounts  payable  and  accrued  liabilities  of
$2,539,287 at March 31, 2003 are  obligations of Goloil and not Teton  Petroleum nor have they been guaranteed by Teton Petroleum.

The following  notes  reflect the Company's 50% pro-rata  share of notes payable advances  made  of  Goloil  owed  to  an  affiliate.  These  advances  are  also obligations  of Goloil at March 31, 2003 and not Teton  Petroleum  nor have they been guaranteed by Teton Petroleum.

Pro-rata  share  of  Goloil  notes  payable
 owed to an  affiliate.  The  proceeds  were
 used to pay  certain  operating  expenses
 and  capital expenditures  of Goloil.  These
 notes provide for interest rates of 8%, with
 quarterly  interest  payments,  maturing
 through  February 2004.  These notes are
 secured by substantially  all Goloil assets.
 The notes  payable will be repaid from cash
 flow from ZAO Goloil as available,  or
 extended to future periods.                              $2,844,711
  Less  current portion                                   (2,844,711)
                                                          ----------
                                                          $      -
                                                          ==========

Note 3 - Stockholder's Equity

In  March  2003,  the  stockholder's  approved  an  increase  in the  amount  of authorized  common  shares from  100,000,000  to  250,000,000  and also approved
25,000,000 of preferred stock authorized for future issuances.

During the  quarter  ended March 31,  2003,  the  Company  received  $466,900 of proceeds (net of costs of $98,100) from the issuance of 207,416 shares of common stock.  The  Company  also  issued  9,178  shares of common  stock under a stock subscription  agreement  for $25,000 that was  collected  in April of 2003.  The
Company also received $1,939,610 during the quarter related to outstanding stock subscriptions receivable at December 31, 2002.

The Company issued 1,009,870  warrants during the quarter in connection with the private  placement to  investors.  The Company also has an  obligation  to issue
58,498  warrants  to an entity  for its  services  directly  related  to raising capital under private placements during the quarter.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Teton Petroleum Company
Denver, Colorado

We have audited the accompanying  consolidated  balance sheet of Teton Petroleum
Company as of December  31, 2002,  and the related  consolidated  statements  of operations and comprehensive loss, changes in stockholders' (deficit) equity and cash flows for the years ended  December 31, 2002 and 2001.  These  consolidated financial  statements are the  responsibility of the Company's  management.  Our responsibility  is  to  express  an  opinion  on  these  consolidated  financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain reasonable  assurance about whether the consolidated financial  statements  are free of  material  misstatement.  An  audit  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the  consolidated  financial  statements.  An audit also includes  assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall  consolidated  financial  statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly,  in all material  respects,  the financial  position of Teton  Petroleum
Company as of December 31, 2002,  and the results of their  operations and their cash flows for the years ended  December  31, 2002 and 2001 in  conformity  with accounting principles generally accepted in the United States of America.

                                    /s/Ehrhardt  Keefe Steiner &  Hottman PC
                                       Ehrhardt  Keefe Steiner &  Hottman PC

March 28, 2003
Denver, Colorado

                            TETON PETROLEUM COMPANY

                           Consolidated Balance Sheet
                                December 31, 2002

                                     Assets

Current assets
   Cash ........................................................   $    712,013
   Proportionate share of accounts receivable ..................        642,525
   Proportionate share of accounts receivable (other) ..........        913,583
   Stock subscriptions receivable (paid in 2003) ...............      1,939,610
   Proportionate share of inventory ............................        502,989
   Prepaid expenses and other assets ...........................         91,446
                                                                   ------------
     Total current assets ......................................      4,802,166
                                                                   ------------

Non-current assets
   Oil and gas properties, net (successful efforts) ............      4,896,308
   Fixed assets, net ...........................................        313,921
                                                                   ------------
     Total non-current assets ..................................      5,210,229
                                                                   ------------

Total assets ...................................................   $ 10,012,395
                                                                   ============

                            Liabilities and Stockholders' Equity

Current liabilities
   Accounts payable and accrued liabilities ....................   $    650,356
   Proportionate share of accounts payable and accrued
    liabilities ................................................      1,534,344
   Current portion of proportionate share of notes
    payable owed to affiliate ..................................      2,441,424
                                                                   ------------
     Total current liabilities .................................      4,626,124
                                                                   ------------

Non-current liabilities
   Proportionate share of notes payable advances owed
    to affiliate ...............................................        507,001
                                                                   ------------
     Total non-current liabilities .............................        507,001
                                                                   ------------
     Total liabilities .........................................      5,133,125
                                                                   ------------

Commitments and contingencies

Stockholders' equity
   Common stock, $.001 par value, 100,000,000 shares
    authorized, 75,474,241 and 28,488,557 shares issued
    and outstanding at December 31, 2002 and 2001 ..............         75,474
   Additional paid-in capital ..................................     26,096,030
   Accumulated deficit .........................................    (22,022,734)
   Foreign currency translation adjustment .....................        730,500
                                                                   ------------
     Total stockholders' equity ................................      4,879,270
                                                                   ------------

Total liabilities and stockholders' equity .....................   $ 10,012,395
                                                                   ============
                 See notes to consolidated financial statements.

                            TETON PETROLEUM COMPANY

          Consolidated Statements of Operations and Comprehensive Loss

                                                     For the Years Ended
                                                          December 31,
                                                  ---------------------------
                                                       2002          2001
                                                  ------------   ------------

Sales ..........................................  $  6,923,320   $  1,625,352

Cost of sales and expenses
   Oil and gas production ......................     2,741,303      1,068,250
   Taxes other than income taxes ...............     3,537,990        495,789
   General and administrative ..................     5,333,726      1,521,970
   Depreciation, depletion and amortization ....       451,930         45,313
                                                  ------------   ------------
     Total cost of sales and expenses ..........    12,064,949      3,131,322
                                                  ------------   ------------

Loss from operations ...........................    (5,141,629)    (1,505,970)
                                                  ------------   ------------

Other income (expense)
   Other income ................................        51,751          9,381
   Interest expense ............................      (385,939)      (161,019)
   Financing charges ...........................    (5,498,106)          --
                                                  ------------   ------------
      Total other income (expense) .............    (5,832,294)      (151,638)
                                                  ------------   ------------

Net loss .......................................   (10,973,923)    (1,657,608)

Other comprehensive loss, net of tax
   Effect of exchange rates ....................      (140,773)       (84,041)
                                                  ============   ============

Comprehensive loss .............................  $(11,114,696)  $ (1,741,649)
                                                   ===========   ============

Basic and diluted weighted average common shares
  outstanding ..................................    37,262,817     26,927,259
                                                  ============   ============

Basic and diluted loss per common share ........  $      (0.29)  $      (0.06)
                                                  ============   ============

                 See notes to consolidated financial statements.

                            TETON PETROLEUM COMPANY

      Consolidated Statements of Changes in Stockholders' (Deficit) Equity
                 For the Years Ended December 31, 2002 and 2001

                                                                                                 Foreign                         Total
                                                       Common Stock            Additional       Currency                     Stockholders'
                                                  -------------------------      Paid-in       Translation    Accumulated        Equity
                                                    Shares        Amount         Capital       Adjustment        Deficit        (Deficit)
                                                  ----------   ------------   ------------    ------------    ------------    ------------

Balance - December 31, 2000 .................     24,977,341   $     24,977   $  8,469,221    $    955,314    $ (9,391,203)   $     58,309

Common stock issued for cash ................      3,466,772          3,467      1,294,806            --              --         1,298,273

Common stock and warrants issued
 for services ...............................         44,444             44         32,581            --              --            32,625

Compensation for variable plan warrants .....           --             --          (30,000)           --              --           (30,000)

Net loss ....................................           --             --             --              --        (1,657,608)     (1,657,608)

Foreign currency translation adjustment .....           --             --             --           (84,041)           --           (84,041)
                                                  ----------   ------------   ------------    ------------    ------------    ------------

Balance - December 31, 2001 .................     28,488,557         28,488      9,766,608         871,273     (11,048,811)       (382,442)

Common stock issued for cash ................     14,684,845         14,685      3,318,775            --              --         3,333,460

Common stock subscriptions paid in 2003 .....      8,544,534          8,545      1,931,065            --              --         1,939,610

Common stock and warrants issued
 for services ...............................      2,654,376          2,654        834,472            --              --           837,126

Common stock issued for conversion of
 convertible debentures .....................     21,101,929         21,102      5,333,887            --              --         5,354,989

Warrants issued and in-the-money conversion
 feature on convertible debentures ..........           --             --        4,557,845            --              --         4,557,845

Warrants issued with notes payable ..........           --             --          150,016            --              --           150,016

Warrants issued in connection with extensions
 on notes payable ...........................           --             --          203,362            --              --           203,362

Net loss ....................................           --             --             --              --       (10,973,923)    (10,973,923)

Foreign currency translation adjustment .....           --             --             --          (140,773)           --          (140,773)
                                                  ----------   ------------   ------------    ------------    ------------    ------------

Balance - December 31, 2002 .................     75,474,241   $     75,474   $ 26,096,030    $    730,500    $(22,022,734)   $  4,879,270
                                                  ==========   ============   ============    ============    ============    ============

                 See notes to consolidated financial statements.

                            TETON PETROLEUM COMPANY

                      Consolidated Statements of Cash Flows

                                                               For the Years Ended
                                                                   December 31,
                                                          ----------------------------
                                                               2002            2001
                                                          ------------    ------------

Cash flows from operating activities
  Net loss ............................................   $(10,973,923)   $ (1,657,608)
                                                          ------------    ------------
  Adjustments to reconcile net loss to net cash used in
   operating activities
  Depreciation, depletion, and amortization ...........        451,930          45,313
   Stock based compensation for variable plan warrants            --           (30,000)
   Stock and stock options issued for services
    and interest ......................................           --            32,625
   Warrants issued for notes payable extensions .......         46,582            --
   Stock and warrants issued for services .............        837,126            --
   Debentures issued for services .....................        267,500            --
   Amortization of debenture and note payable
    discounts .........................................      5,331,412            --
   Changes in assets and liabilities
     Accounts receivable ..............................     (1,048,608)       (331,225)
     Prepaid expenses and other assets ................        (57,446)        (18,063)
     Inventory ........................................       (313,489)       (134,456)
     Accounts payable and accrued liabilities .........        290,131         540,854
                                                          ------------    ------------
                                                             5,805,138         105,048
                                                          ------------    ------------
      Net cash used in operating activities ...........     (5,168,785)     (1,552,560)
                                                          ------------    ------------

Cash flows from investing activities
  Oil and gas properties and equipment expenditures ...     (3,222,349)       (322,398)
                                                          ------------    ------------
      Net cash used in investing activities ...........     (3,222,349)       (322,398)
                                                          ------------    ------------

Cash flows from financing activities
  Net proceeds from (payments on) advances owed to
   affiliates under notes payable .....................      2,178,525        (150,100)
  Proceeds from issuance of convertible debentures ....      4,143,643            --
  Issuance of common stock ............................           --         1,298,273
  Proceeds from notes payable .........................        300,000         637,000
  Payments on notes payable ...........................       (894,210)       (167,790)
  Issuance of common stock ............................      3,333,460            --
                                                          ------------    ------------
      Net cash provided by financing activities .......      9,061,418       1,617,383
                                                          ------------    ------------

Effect of exchange rates ..............................       (140,773)        (31,806)

Net increase (decrease) in cash .......................        529,511        (289,381)
                                                          ------------    ------------

Cash - beginning of year ..............................   $    182,502    $    471,883
                                                          ============    ============

Cash - end of year ....................................   $    712,013    $    182,502

Supplemental disclosure of cash flow information

Cash paid for:                      Interest
                                  ----------

    2002                          $    120,008
    2001                          $     28,123

Supplemental disclosure of non-cash activity:

     During 2002, the Company had the following transactions:

          In exchange  for the  extension  of  principal  payments on four notes payable,  the Company  modified  expiration  dates of certain warrants previously  held by the note holders and issued an additional  125,000 such  warrants.  The fair value of the  modification  of the  warrants totaled $46,582 and has been recorded as financing costs.

          A note payable of $250,000 was converted into a convertible  debenture with 1,000,000  warrants also being issued under the same terms of the
          Company's private placement offering of convertible debentures.

          19,774,572 warrants were issued with convertible  debentures valued at
          $811,559 were initially  recorded as a discount on the debentures.  At
          December 31, 2002,  the full amount of the discount had been amortized as financing costs.

          In-the-money   conversion  features  on  convertible  debt  valued  at
          $3,746,285 were recognized as financing costs.

          The Company issued 1,724,138 warrants in connection with related party notes  payable of $450,000  and $50,000.  The warrants  were valued at
          $156,781 and recorded as financing costs.

          $267,500 of convertible  debentures with 1,070,000  warrants valued at
          $14,250  for a total  amount of $281,750  were  issued for  consulting services.

          500,000  warrants  issued with a note payable  valued at $150,016 were initially recorded as a discount on the note payable.  At December 31,
          2002 the full  discount had been  amortized  and recorded as financing costs.

          $4,661,143  of  debentures  and  accrued  interest  of  $227,075  were converted into 21,101,929  shares of stock with $466,771 being paid as a premium at conversion and recorded as financing costs.

          2,654,376  shares of stock were  issued to  consultants  for  services valued at $607,790.

          1,600,000  warrants were issued to consultants  for services valued at
          $215,086.

          Approximately  $1,142,000  of  capital  expenditures  for  oil and gas properties were included in accounts payable at December 31, 2002.

          During the fourth quarter of 2002, the Company received  $1,939,610 of stock subscriptions receivable for 8,544,534 shares of stock. The cash for these subscriptions were paid during the first quarter of 2003.

     During 2001, the Company had the following transactions:

          44,444  shares  of  common  stock  valued at  $16,667  were  issued in exchange for consulting services.

          100,000 stock  warrants  valued at $15,958 were issued in exchange for consulting services.

          The Company  assigned a $1,050,000  note payable to Goloil,  which was then  repaid  from  advances  received  under  notes  payable  owed to affiliate.  The Company recorded the net reduction of debt of $525,000
          ($1,050,000  note  payable less 50% share of the  $1,050,000  advances from affiliate) as a reduction to oil and gas properties.

                 See notes to consolidated financial statements.

                            TETON PETROLEUM COMPANY

                   Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Teton  Petroleum  Company  (the  Company)  is an oil  and  gas  exploration  and production company whose current focus is on the Russian  Federation.  Since the
Company's  operations are solely focused in the Russian Federation it is subject to certain  risks not  typically  associated  with  companies in North  America, including,  but not limited to,  fluctuations in currency  exchange  rates,  the imposition of exchange  control  regulations,  the possibility of  expropriation decree,  undeveloped  business  practices  and  laws,  and less  liquid  capital markets.

The  exploration and  development of oil and gas reserves  involves  significant financial  risks.  The  ability  of the  Company  to meet  its  obligations  and commitments under the terms and conditions of its licensing agreements and carry out its planned  exploration  activities is dependent upon  continued  financial support from its stockholders,  the ability to develop economically  recoverable reserves,  and its ability to obtain necessary financing to complete development of the reserves.

Should the Company's  licenses be revoked as a result of changes in legislation, title  disputes or failure to comply with license  agreements,  there would be a material write-down of the oil and gas properties. The accompanying consolidated financial  statements do not reflect any adjustments that may be required due to these uncertainties.

The United  States dollar is the  principal  currency of the Company's  business and,  accordingly,  these  consolidated  financial  statements  are expressed in
United States dollars.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Teton
Petroleum  Company  and its wholly  owned  subsidiary,  Goltech  Petroleum,  LLC
("Goltech").  All intercompany accounts and transactions have been eliminated in consolidation.

Previously  the  Company  owned a 50%  interest  in  Goltech  which had a 70.59%
interest in ZAO Goloil. Accordingly ZAO Goloil was consolidated into Goltech and we reflected  our 50% share of Goltech.  As of December 31, 2002,  the other 50%
member of Goltech  relinquished  their  ownership  interest  in  exchange  for a
35.295%  direct  ownership   interest  in  ZAO  Goloil.  The  audited  financial
statements  as of December 31, 2002 and 2001, as is customary in the oil and gas industry,  reflect a pro-rata  consolidation  of the  Company's  interest in ZAO
Goloil  (a  Russian  Company)  through  its  wholly  owned  subsidiary  Goltech.
Management believes this to be the most meaningful presentation as the Company's only significant asset is its investment in Goltech Petroleum,  LLC. The Company is  required  to provide  50% of the  capital  expenditure  requirements  and is entitled to a 50% operating  interest until repayment of its investment  occurs.
Under the pro-rata  consolidation method the Company includes its pro-rata share of the assets (50%), liabilities (50%), revenues (50%) and expenses (50%) of the accounts of Goloil until repayment  (payout) of our current and any future loans to Goloil occurs.  The  intercompany  balances of Goltech and Teton do not fully eliminate under the pro-rata  consolidation method, and the remaining receivable on Teton's  accounts has been included as a component of oil and gas properties, as this balance will only be repaid through net cash flow generated from oil and gas properties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally  accepted in the United States of America requires  management to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses  during the reporting period. Actual results could differ from those estimates.

Oil and Gas Properties

The Company uses the  successful  efforts  method of accounting  for oil and gas producing  activities.  Costs  to  acquire  mineral  interests  in oil  and  gas properties,  to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved  reserves,  geological and geophysical  costs, and costs of carrying and retaining  unproved  properties are expensed.  The Company also evaluates costs  capitalized for exploratory  wells, and if proved reserves cannot be determined  within one year from  drilling  exploration  wells,  those costs are written-off and recorded as an expense.

Unproved  oil  and  gas  properties  that  are   individually   significant  are
periodically  assessed for impairment of value,  and a loss is recognized at the time  of  impairment  by  providing  an  impairment  allowance.  Other  unproved properties  are  amortized  based  on the  Company's  experience  of  successful drilling and average holding period.  Capitalized costs of producing oil and gas properties,  after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method.  Support equipment and other property and equipment are depreciated over
their  estimated   useful  lives.   Currently  the  Company  holds  no  unproved
properties.

On the sale or retirement of a complete unit of a proved property,  the cost and related  accumulated  depreciation,  depletion,  and amortization are eliminated from the property accounts, and the resulting gain or loss is recognized. On the retirement or sale of a partial unit of proved property,  the cost is charged to accumulated  depreciation,  depletion, and amortization with a resulting gain or loss recognized in income based on the amount of proceeds.

On the sale of an  entire  interest  in an  unproved  property  for cash or cash equivalent,  gain or loss on the sale is recognized,  taking into  consideration the  amount  of any  recorded  impairment  if the  property  had  been  assessed individually.  If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

All of the Company's  oil and gas assets are held in one cost center  located in
Siberia,   Russia.  The  Russian  Federation  (RF)  has  performed   substantial
exploration  efforts on properties on which the Company has received  successful tenders  for  future  exploration  and  development.  As a result,  those  areas accepted  under  tender by the RF are known to contain  proved  reserves and the
Company's efforts are focused on further development of such reserves.

Capitalized  oil and gas property costs are depleted and  depreciated  using the units of  production  method  based on  estimated  proved  gross oil reserves as determined by an  independent  engineer.  Significant  development  projects are excluded from the depletion  calculation prior to assessment of the existence of proven  reserves that are ready for commercial  production.  The Company did not have  any  significant  development  projects  which  have  been  excluded  from depletion at Decemb er 31, 2002.

The net carrying  value of the Company's oil and gas properties is limited to an estimated  net  recoverable  amount.  The net  recoverable  amount  is  based on undiscounted  future net revenues and is determined by applying factors based on historical  experience  and other data such as primary lease terms of properties and average holding periods.  If it is determined that the net recoverable value is less  than  the net  carrying  value  of the  oil  and  gas  properties,  any impairment is charged to operations.

Inventories

Inventory  includes  extracted oil  physically in the pipeline prior to delivery for  sale  and oil  held by third  parties  valued  at the cost of  development.
Inventory also includes  various  supplies and spare parts and is valued at cost using the weighted average method.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line  method over the estimated useful lives for owned assets,  ranging from 5 to 27 years.

Feasibility Study TDA Grants

Grants that are  received for use on oil and gas  properties  are recorded as an offset to expenditures incurred under the grants.

One such  study  was  completed  in 2001.  In the  event  that  the  project  is implemented  and a  substantial  economic  benefit is reaped,  funds  previously advanced  by the TDA may be required  to be  reimbursed.  GNG may be required to reimburse  the TDA in the  form of a  success  fee if  certain  events  occur by
December  31, 2003,  which  include:  taking an equity  position in the project, financing  development of the license area, or obtaining  external financing for development of the license area.

The Company has also  received a $300,000  grant from the TDA for a  feasibility study for field  development  and  pipeline  construction.  The Company  expects completion  of the study in 2003 and has  received  $255,000 as of December  31,
2002  under the  grant.  In the event  that the  project  is  implemented  and a substantial economic benefit is reaped, funds previously advanced by the TDA may be required to be  reimbursed.  The Company may be required to reimburse the TDA in the form of a success fee if certain events occur based  substantially on the results of the study by  December  31,  2005,  which  include:  taking an equity position in the project,  financing development of the license area or obtaining external financing for development of the license area.

For the years  ended  December  31,  2002 and 2001 the  Company  received $0 and
$37,500 under TDA grants, respectively.

Minority Interest

As the share of minority interest losses exceeds the minority's investment,  the
Company has recorded 100% of current losses.

Foreign Currency Translation

All assets and liabilities of the Company's  subsidiary are translated into U.S.
dollars using the prevailing exchange rates as of the balance sheet date. Income and expenses are translated  using the weighted  average  exchange rates for the period.  Stockholders'  investments  are translated at the  historical  exchange rates  prevailing  at the time of such  investments.  Any gains or  losses  from
foreign   currency   translation  are  included  as  a  separate   component  of
stockholders'  equity.  The  prevailing  exchange rates at December 31, 2002 and
2001  were  approximately  1 U.S.  dollar to 31.78 and  30.52,  Russian  rubles, respectively.

Basic Loss Per Share

The Company applies the provisions of Statement of Financial Accounting Standard
No. 128,  "Earnings Per Share" (FAS 128). All dilutive  potential  common shares have an antidilutive effect on diluted per share amounts and therefore have been excluded in determining net loss per share. The Company's basic and diluted loss per share are  equivalent  and  accordingly  only  basic loss per share has been presented.

Fair Value of Financial Instruments

The  carrying  amounts  of  financial   instruments   including  cash,  accounts
receivable,  sundry receivables,  accounts payable and accrued liabilities,  and notes payable and convertible debentures  approximated fair value as of December
31, 2002 because of the relatively short maturity of these instruments.

The carrying amounts of notes payable and debt issued  approximate fair value as of December 31, 2002 because  interest  rates on these  instruments  approximate market interest rates. The Company has no derivative financial instruments.

The Company is exposed to foreign currency risks to the extent that transactions and balances are denominated in currencies  other than the United States dollar.
This risk could be significant for those  transactions and balances  denominated in rubles, as the ruble has experienced significant devaluation in the past.

Reclassifications

Certain  amounts  in  the  2001  consolidated  financial  statements  have  been reclassified to conform to the 2002 presentation.

Recently Issued Accounting Pronouncements

In June 2001,  the FASB issued SFAS No. 143,  "Accounting  for Asset  Retirement
Obligations."  SFAS No. 143 requires the fair value of a liability  for an asset retirement  obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are  capitalized as part of the carrying  amount of the long-lived  asset.
SFAS No. 143 is effective for years  beginning  after June 15,2002.  The Company has not yet determined the impact on its consolidated  financial  statements and is addressing whether it will be able to make a reasonable  estimate of the fair value of such costs.

In August 2001, the FASB issued SFAS No. 144,  "Accounting for the Impairment or
Disposal of Long-Lived  Assets." SFAS 144 requires that those long-lived  assets be measured at the lower of  carrying  amount or fair value,  less cost to sell, whether  reported  in  continuing  operations  or  in  discontinued  operations.
Therefore,  discontinued operations will no longer be measured at net realizable value or include amounts for operating  losses that have not yet occurred.  SFAS
144 is effective  for  financial  statements  issued for fiscal years  beginning after December 15, 2001 and,  generally,  are to be applied  prospectively.  The
Company  believes  that the  adoption  of this  statement  will have no material impact on its consolidated financial statements.

In June 2002,  the FASB issued SFAS No. 146,  "Accounting  for Costs  Associated with  Exit or  Disposal  Activities."  SFAS No.  146  addresses  accounting  and reporting for costs  associated  with exit or disposal  activities and nullifies
Emerging  Issues Task Force Issue No. 94-3,  "Liability  Recognition for Certain
Employee  Termination  Benefits  and Other Costs to Exit an Activity  (Including
Certain  Costs  Incurred  in a  Restructuring)."  SFAS No. 146  requires  that a liability for a cost associated with an exit or disposal  activity be recognized and measured  initially at fair value when the  liability is incurred.  SFAS No.
146 is  effective  for exit or  disposal  activities  that are  initiated  after
December 31, 2002, with early application  encouraged.  The Company believes the adoption  of this  statement  will have no material  impact on its  consolidated financial statements.

In  November  2002,  the  FASB  published  interpretation  No,  45  "Guarantor's
Accounting  and  Disclosure  requirements  for  Guarantees,  Including  Indirect
Guarantees  of  Indebtedness  of  Others".  The  Interpretation  expands  on the accounting  guidance of Statements No. 5, 57, and 107 and  incorporates  without change the provisions of FASB  Interpretation No. 34, which is being superseded.
The Interpretation  elaborates on the existing disclosure  requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies  that at the time a company  issues a  guarantee,  that  company  must recognize  an initial  liability  for the fair value,  or market  value,  of the obligations it assumes under that  guarantee and must disclose that  information in its interim and annual  financial  statements.  The initial  recognition  and initial measurement provisions apply on a prospective basis to guarantees issued or modified  after  December  31, 2002,  regardless  of the  guarantor's  fiscal year-end.  The disclosure  requirements in the  Interpretation are effective for financial  statements  of interim or annual  periods  ending after  December 15,
2002. The Company  believes the adoption of this statement will have no material impact on its consolidated financial statements.

In  December  2002,  the FASB issued SFAS No. 148  "Accounting  for  Stock-Based
Compensation-  Transition and  Disclosure."  This statement amends SFAS No. 123,
"Accounting  for Stock-Based  Compensation"  to provide  alternative  methods of transition  for an entity that  voluntarily  changes to the fair value method of accounting  for  stock-based  compensation.  In  addition,  SFAS 148  amends the disclosure  provision of SFAS 123 to require more prominent disclosure about the effects of an entity's  accounting  policy decisions with respect to stock-based employee  compensation  on reported  net  income.  The  effective  date for this
Statement  is for fiscal  years  ended  after  December  15,  2002.  The Company believes  the  adoption of this  statement  will have no material  impact on its consolidated financial statements.

Note 2 - Investments in Goltech Petroleum, LLC

Effective  in August 2000,  the Company  entered  into a  transaction  agreement selling a 50% equity  interest in Goltech in exchange for $1,000,000  cash and a
$5.6 million investment in the license area for drilling additional wells on the license  area,  completion  of a pipeline and the  construction  of a processing facility (the oilfield  development  program).  The $1,000,000 received was also invested in the license area to complete the oilfield  development  program. The party to the  agreement  obtained the right to name 50% of the board of managers and became the general manager of Goltech. No gain or loss was recognized on the
transaction  as  the  proceeds  were  immediately   reinvested  into  the  field
development  and pipeline  completion  project.  ZAO Goloil was also required to make a production  payment to compensate  the other party for its  investment in the license area. The production  payment  requires ZAO Goloil to deliver 50% of the production from existing and future wells through July 2007. The other party is obligated  under an agreement to only sell their share of the  production  in the Russian  domestic  market.  Effective  December  31,  2002,  the other party withdrew as a member of Goltech and in exchange for relinquishment of 50% of its membership  interests in Goltech,  it received  35.295% of the ZAO Goloil shares and the  return of its  $1,000,000  initial  contribution.  ZAO  Goloil is still obligated under the production payment.

The other membership holder (affiliate) to Goltech Petroleum,  LLC (Goltech) had invested  approximately  $ 7,000,000  under the oilfield  development  agreement outside of Goltech and Goloil as of December 31, 2002. These costs are reflected in the  accounts  of another  entity  controlled  by the  affiliate  and are not
reflected   anywhere  in  the  financial   statements  of  the  Company.   These
expenditures  were used to drill and complete four additional wells and complete a pipeline on the Company's  license area that provides the ability to transport oil directly  through this  pipeline  year-round  to other larger  pipelines for ultimate  sale.  The  Company has  compensated  the  affiliate  in the form of a production  payment of  approximately  154,000 tons of oil through  December 31,
2002.  The Company also has the  obligation  to  compensate  the affiliate for a minimum  of  560,000  tons  averaged  of oil over a  seven-year  period  for its investments under the oilfield development agreement.

Additionally,  the  affiliate  has net direct  loans to Goloil of  approximately
$6,000,000,  which  have  been  used  to  help  fund  capital  expenditures  for completion of a processing facility and to help fund other related expenses. The
Company has reflected a 50% of these loans in its financial statements under the pro-rata consolidation method (Note 6).

Note 3 - Property and Equipment

Property and equipment consist of the following at December 31, 2002:

     Building .....................   $  31,627
     Vehicles .....................     154,015
     Computers and equipment ......      57,572
     Well and production equipment       83,644
     Furniture and fixtures .......      33,617
                                      ---------
                                        360,475
     Less: Accumulated depreciation     (46,554)
                                      ---------
                                      $ 313,921
                                      =========

Note 4 - Oil and Gas Properties

Goloil License

The Company  holds a license for the Eguryak  license area for  exploration  and production  of oil and gas  through  its  investment  in  Goloil  (which is held through its 100% owned  subsidiary,  Goltech).  This license  grants  Goloil the exclusive  right to explore and develop an area in Siberia  covering  187 square kilometers and includes the  Eguriakhskoe,  South  Eguriakhskoe and Golevoye oil
fields  situated in the  Nizhnevartovsk  Region.  The license expires on May 21,
2022,  subject to additional  extensions as approved by applicable bodies of the
Russian  Federation.  The license  may also be  canceled  by the Company  with a
90-day written notice.

The  license  requires  Goloil to drill a minimum of five wells over four years, conduct an  additional  seismic  survey  aggregating  30 square  kilometers  and evaluate geological data from an area covering 187 square kilometers. Goloil was also required to conduct production tests on six wells between 1997 and 2000. In addition to performing its duties under the license, Goloil must give preference to Russian  environmental and  archeological  laws.  Currently,  the Company has fulfilled its requirements under the license. Management is continuing to pursue completion of future required  performance criteria and believes that there will be no adverse  effects on the  Company's  license for failure to comply with the license rerquirements.

The license requires Goloil to pay all taxes including mining tax,  property tax and certain  ecological  taxes All geological  information  obtained at Goloil's expense  will be the  property  of  Goloil,  while  all  geological  information obtained at the expense of the Russian government may be used by Goloil. Oil and gas produced from the licensed  property,  subject to certain royalty  payments, will be the property of Goloil.

Capital expenditures for continued development of the license area are estimated at approximately $20 million net to Teton, with 6.5 million budgeted for 2003 as
Teton's net share.  Teton must raise additional equity or debt financing to fund their  portion of these  capital  expenditures.  There can be no assurance  that
Teton will be able to raise such financing on terms  favorable to the Company or at all.

DCD Dagestan

In the second  quarter of 2001,  the Company  divested  itself of its subsidiary
Teton Oil, Inc., which holds the remaining DCD Dagestan Licenses.  The shares of
Teton Oil, Inc. were  distributed to two of the Company's  stockholders  and the stockholders also assumed any related obligations  associated with the licenses.
No gain or loss was recorded on the distribution as the net assets of Teton Oil,
Inc. were written down to zero in 1998.

Note 5 - Notes Payable

During 2002, the March 1, 2002 principal  payments on two notes payable totaling
$250,000 to  stockholders  were extended to April 15, 2002. In exchange for this extension,  the holders were issued  125,000 stock  purchase  warrants,  with an exercise price of $0.50 that expire  February 2004,  which have been valued at $
14,469  using the  Black  Scholes  option  pricing  model  with  assumptions  of volatility  of  100%,  risk  free  rate  of 5.5  and no  dividend  yield.  These extensions were recorded in the first quarter of 2002 as financing costs.  These notes were fully paid off in 2002.

The Company  issued  1,724,138  warrants in connection  with related party notes payable of $450,000  and  $50,000.  The  warrants  were  valued at $156,781  and recorded as financing costs. Additionally, in the first quarter of 2002, the due dates of the two notes payable totaling $500,000 were extended by the holders to
April 15, 2002. As consideration for this extension the Company agreed to modify the expiration  dates of certain  warrants  previously  held by the note holders from October 31, 2002 to January 31, 2003.  These  extensions  were valued based upon the  incremental  fair value of the  warrants  on the date of  modification which totaled approximately  $32,000. The values were calculated using the Black
Scholes  option-pricing  model under the  assumptions  described in the previous paragraph,  and were  recorded  in the first  quarter of 2002,  the  quarter the modifications occurred.

During 2002, the Company paid $200,000 of a $450,000 note payable outstanding at
December 31, 2001.  The  remaining  $250,000 was  converted  into a  convertible debenture  with  1,000,000  warrants  also being issued in  connection  with the
Company's private placement offering of convertible debentures.

The  Company  also paid off a $50,000  note  payable  to a  stockholder  and the
$94,210  note  payable to an officer  during  2002,  which were  outstanding  at
December 31, 2001.

During 2002, the Company received  proceeds of $300,000 on a note payable from a stockholder.  In connection with the note,  500,000  warrants valued at $150,016 were issued and recorded as financing charges. The Company paid off this note in
November  2002.  The Company has recorded the value of these  warrants using the
Black Scholes option-pricing model using the following  assumptions:  volatility of 138%,  a risk-free  rate of 4.5%,  zero  dividend  payments,  and a life of 2 years.

Total  expense  recorded   associated  with  the  above  warrant  issuances  and
modifcations  totaled $353, 379 and have been recorded as financing costs during the year ended December 31, 2002.

Note 6 - Proportionate Share of Liabilities

The  proportionate   share  of  accounts  payable  and  accrued  liabilities  of
$1,534,344  at  December  31,  2002 are  obligations  of  Goloil  and not  Teton
Petroleum nor have they been guaranteed by Teton Petroleum.

The following  notes  reflect the Company's 50% pro-rata  share of notes payable advances  made  of  Goloil  owed  to  an  affiliate.  These  advances  are  also obligations of Goloil at December 31, 2002 and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.

Pro-rata  share of Goloil  notes  payable  owed
to an  affiliate.  The proceeds  were used to pay
certain  operating  expenses  and  capital
expenditures  of Goloil.  These notes  provide
for  interest  rates of 8%,  with  quarterly
interest  payments,  maturing  through  February
2004.  These notes are  secured by  substantially
all Goloil  assets.  The notes  payable  will be
repaid  from cash flow from ZAO  Goloil as
available, or entended to future periods .............................   $2,948,425
   Less: current portion .............................................   (2,441,424)
                                                                         ----------
                                                                         $  507,001
                                                                         =========

Note 7 - Stockholders' Equity

On January 3, 2001, the  Stockholders of the Company approved an increase in the number of authorized shares of common stock from 50,000,000 to 100,000,000.

On March 19, 2003, the stockholders, increased the authorized common shares from
100,000,000  to  250,000,000  and  authorized   25,000,000  of  preferred  stock
available for future issuance.

Common Shares Issued for Service

During the years ended  December 31, 2002 and 2001,  2,654,376 and 44,444 common shares were issued for  consulting  services  which have been valued at $605,136 and $32,625, respectively.

In connection  with a consulting  agreement,  the Company agreed to issue 88,888 shares of stock during the second quarter of 2002 for services  provided in 2001 valued at  $23,200.  The  Company  has  accrued a  liability  for this amount at
December 31, 2002.

Convertible Debentures

During  2002,  the  Company  received  proceeds of  $4,163,143  from the private placement of  convertible  debentures.  The debentures had a term of three years from April 1, 2002 and provided for interest at 10% per annum payable  annually.
The  debentures  provided  that the holder may convert the debenture and accrued interest into shares of common stock (a $.25 conversion rate).

The  debentures  also  included  warrants to purchase  common  stock and have an exercise price of $.50 and a term of two years.  Each debenture  holder received one warrant for each $.25 of investment made in debentures.

On September 1, 2002, the Company redeemed all debentures outstanding for shares of its common stock. The debentures were redeemed at 110% of their face value by issuing one share of common stock for each $.25 of redemption value,  which also incorporates any accrued interest through  September 1, 2002.  Financing charges were recorded for the difference between the cumulative 10% contractual interest accrued  through  September  1, 2002 and the 10% premium  paid upon  redemption, which totaled $466,771.

As a  result  of the  warrants  issued  with  the  debentures  and  in-the-money
conversion   features  present  at  issuance,   non-cash  financing  charges  of
$4,714,625  were expensed.  While the stock to which the  conversion  rights and warrants apply is restricted  stock, the valuation with respect to this stock in calculating  the discount  was "as if" the stock was  immediately  salable.  The effect of this is to make the amount of discount  and its  related  amortization higher than it would  otherwise have been.  Management  believes these costs are non-recurring  and will manage future  capital  raising  programs to minimize or eliminate these costs.

2002 Private Placement

During 2002, the Company issued  14,684,845 shares of common stock under private placement  offerings  receiving  proceeds of $3,333,460.  In connection with the private  placement  offerings,  the Company  also issued a warrant for each $.25 stock investment. The warrants have a term of two years and an exercise price of
$.50.

At December 31, 2002 the Company had $1,939,610 of subscriptions  receivable for
8,544,534  shares  of  common  stock for which the cash was paid in 2003 and has been included in common stock in the accompanying financial statements.

Common Share Purchase Warrants

During 2002, the Company issued  1,600,000  warrants to consultants for services valued at $215,086. The Company also issued 7,401,480 to employees and directors for services performed.

During 2001, the Company issued  3,466,772  warrants in connection  with private placement  offerings  with an exercise price of $0.41 and expire between May 15,
2006 and August 15, 2006.  Also, the Company issued 100,000  warrants to a third party for consulting services.  The warrants have an exercise price of $0.41 and expire  September 9, 2006.  The warrants  were valued at $15,958 using the Black
Scholes  option pricing model with  assumption of volatility of 100%,  risk free rate of 5.5 and no dividend yield.

The following table presents the activity for warrants outstanding:

                                                                          Weighted
                                                                           Average
                                                                          Exercise
                                                             Shares         Price
                                                         -------------    -------

Outstanding - December 31, 2000 .........................    3,237,613    $  0.61
      Granted ...........................................    3,566,772       0.22
      Forfeited/canceled ................................    (275,213)       0.17
                                                         -------------    -------

Outstanding - December 31, 2001 .........................    6,529,172       0.44
      Granted ...........................................   48,824,189       0.46
      Forfeited/canceled ................................    (300,000)       0.40
                                                         -------------    -------

Outstanding - December 31, 2002 .........................   55,053,361    $  0.46
                                                         =============    =======

The  following  table  presents  the  composition  of warrants  outstanding  and exercisable:

                                               Shares Outstanding
                                           --------------------------
         Range of Exercise Prices             Number        Price*        Life*
-----------------------------------------  ------------  ------------ ---------

      $0.227 - 0.50                          54,553,361  $       0.45      1.67
      $0.75 - 1.00                              500,000          0.01      0.02
                                           ------------  ------------ ---------

Total - December 31, 2002                    55,053,361  $       0.46      1.69
                                           ============  ============ =========

*    Price and Life reflect the  weighted  average  exercise  price and weighted average remaining contractual life, respectively.

The Company has adopted the disclosure-only provisions of Statement of Financial
Accounting  Standards  No.  123,  "Accounting  for  Stock-Based   Compensation."
Accordingly,  no  compensation  cost has been  recognized  for the stock  option plans. Had compensation cost for the Company's option plan been determined based on the fair value at the grant date for awards consistent with the provisions of
SFAS No. 123, the  Corporation's  net loss and basic loss per common share would have been changed to the pro forma amounts indicated below:

                                                           For the Years Ended
                                                               December 31,
                                                        --------------------------
                                                            2002          2001
                                                        ------------  ------------

  Net loss - as reported  .........................     $(10,973,923)   $(1,657,608)
  Net loss - pro forma    .........................      (11,945,964)    (1,657,608)
  Basic loss per common
   share - as reported    .........................            (0.29)         (0.06)
  Basic loss per common
   share - pro forma      .........................            (0.32)         (0.06)

The fair value of each warrant grant is estimated on the date of grant using the
Black-Scholes   option-pricing   model  with  the   following   weighted-average
assumptions used:

                                                           For the Years Ended
                                                               December 31,
                                                        --------------------------
                                                            2002          2001
                                                        ------------  ------------

     Approximate risk free rate ...................         4.50%          -%
     Average expected life ........................      2 years           - years
     Dividend yield ...............................            -%          -%
     Volatility ...................................        87.20%          -%

     Estimated fair value of total options granted.     $972,041         $ -

Stock Options

The  Company  maintains  a stock  option  plan for the  issuance  of  options to directors,  officers,  employees and consultants to the Company. The Company has reserved 1,950,000 shares for issuance under the plan.

The following table presents the activity for stock option's outstanding:

                                                                       Weighted
                                                                        Average
                                                                        Exercise
                                                             Shares       Price
                                                        ------------  ------------

     Outstanding - December 31, 2000                       450,000      $   0.40
        Forfeited/canceled                                (450,000)        (0.40)
                                                        ------------  ------------

     Outstanding - December 31, 2001 and 2002                   -             -
                                                        ============  ============

Note 8 - Income and Other Taxes

The Company has incurred  losses since inception and, as a result of uncertainty surrounding the use of those net operating loss carryforwards,  no provision for income taxes has been recorded.

The  Company has net  operating  loss  carryforwards  for U.S.  tax  purposes of approximately  $8,950,000,  which expire  between 2012 and 2022, if unused,  and have been fully reserved by a valuation allowance.

Taxes  payable are tax  liabilities  of its  Russian  subsidiary,  Goloil  (held through its wholly owned subsidiary Goltech). Tax payments made by Goloil to the
Russian government include profits tax,  value-added tax ("VAT"),  payroll taxes and property taxes.

The  Company  had no income  tax  liabilities  or  expense  for the years  ended
December 31, 2002 or 2001. ZAO Goloil has net operating loss carryforwards which are available to offset  future  taxable  income which will expire in 2012.  The foreign  income tax  carryforwards  for  Russian tax  purposes  are limited to a maximum of 30% of taxable income in any year.

Management  believes that it will not be subject to future  repatriation  tax if profits from the project are invested in other projects within Russia.

Note 9 - Commitments and Contingencies

Contingencies

There is  currently  a high level of  political  and  economic  instability  and uncertainty in the Russian  Federation.  As a result of the financial  crisis in
August  1998,  all  financial  markets  were  subject  to  significant  downward adjustments.  The national  currency was severely devalued during the crisis and continued to  deteriorate  through the end of 1998.  The Russian  banking system suffered  significant  liquidity  problems  and several  large  Russian  banking institutions  stopped  operations and/or  experienced  significant  losses.  The
Russian Government  defaulted on, and announced a restructuring of, its internal debt  due  to a  lack  of  funds  and  is  likely  to  seek  forgiveness  and/or restructuring of its external debt.

The taxation system in Russia is evolving as the central  government  transforms itself from a command to a market-oriented  economy. There were many new Russian
Federation  and  Republic  taxes  and  royalty  laws  and  related   regulations
introduced  over the last few years.  Many of these were not clearly written and their application is subject to the  interpretation of the local tax inspectors,
Central Bank  officials and the Ministry of Finance.  Instances of  inconsistent interpretation  between local,  regional and federal tax authorities and between the Central Bank and Ministry of Finance are not unusual.  The current regime of penalties and interest related to reported and discovered  violations of Russian laws, decrees and related regulations are severe. Penalties include confiscation of the amounts at issue (for tax law violations),  as well as fines of up to 40%
of the unpaid taxes. Interest is assessable at rates of up to 0.1% per day. As a result,  penalties  and interest can result in amounts that are multiples of any unreported taxes.

The Company's  policy is to accrue  contingencies  in the  accounting  period in which a loss is deemed  probable and the amount is reasonably  determinable.  In this regard,  because of the  uncertainties  associated with the Russian tax and legal  systems,  the ultimate  taxes as well as penalties and interest,  if any, assessed may be in excess of the amounts paid to date as of December 31, 2002.

Management believes based upon its best estimates,  that the Company has paid or accrued  all taxes that are  applicable  for the current  and prior  years,  and compiled with all essential  provisions of laws and  regulations  of the Russian
Federation.

The Company may be subject to loss  contingencies  pursuant to Russian  national and regional  environmental claims that may arise for the past operations of the related  fields,  which it  operates.  As Russian  laws and  regulations  evolve concerning environmental  assessments and cleanups, the Company may incur future costs,  the amount of which is currently  indeterminable  due to such factors as the current state of the Russian regulatory process, the ultimate  determination of responsible parties associated with these costs and the Russian  government's assessment  of  respective  parties'  ability to pay for those costs  related to environmental reclamation.

The Company's  operations and financial position will continue to be affected by
Russian political  developments including the application of existing and future legislation,  regulations and claims pertaining to production, imports, exports, oil and gas regulations and tax regulations.  The likelihood of such occurrences and their effect on the Company could have a significant impact on the Company's current activity and its overall ability to continue operations. Management does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Russia.

Commitments

The Company has employment  agreements with its president and secretary  through
May 31,  2005 and  December  1, 2002,  respectively,  which  provide for certain salaries as specified  and other  related  matters and may be  terminated by the written consent of the employees prior to expiration.

Note 10 - Supplemental Oil and Gas Disclosures

The  following  is a  summary  of  costs  incurred  in  oil  and  gas  producing activities:

Included below is the Company's investment and activity in oil and gas producing activities  which  includes a  proportionate  share of ZAO  Goloil's oil and gas properties, revenues, and costs.

                                                            For the Years Ended
                                                                December 31,
                                                        --------------------------
                                                            2002          2001
                                                        ------------  ------------

     Property acquisition costs .....................    $      -       $      -
     Development costs ..............................     4,150,742       322,398
                                                        ------------  ------------

            Total ...................................    $4,150,742     $ 322,398
                                                        ============  ============

The following  reflects the Company's  capitalized costs associated with oil and gas producing activities:

                                                            For the Years Ended
                                                                December 31,
                                                        --------------------------
                                                            2002          2001
                                                        ------------  ------------

     Property acquisition costs .....................    $  595,558   $   595,558

     Development costs (1) ..........................     4,830,421       679,679
                                                        ------------  ------------
                                                          5,425,979     1,275,237
     Accumulated depreciation, depletion,
      amortization and valuation allowances .........      (529,671)     (106,137)
                                                        ------------  ------------

     Net capitalized costs ..........................    $4,896,308   $ 1,169,100
                                                        ============  ============

(1)  2001  development  costs reflect a net reduction of $525,000 to oil and gas properties for the repayment of debt by an affiliate which has been treated as a recovery on investment in the property.

Results of Operations from Oil and Gas Producing Activities

Results of operations from oil and gas producing  activities  (excluding general and administrative expense, and interest expense) are presented as follows:

                                                            For the Years Ended
                                                                December 31,
                                                        --------------------------
                                                            2002          2001
                                                        ------------  ------------

     Oil and gas sales ..............................    $6,923,320   $ 1,625,352
     Production costs ...............................    (2,741,303)   (1,068,250)
     Taxes other than income taxes ..................    (3,537,990)     (495,789)
     Depletion, depreciation and amortization .......      (451,930)      (45,313)
                                                        ------------  ------------
     Results of operations from oil and
      gas producing activities ......................    $  192,097   $    16,000
                                                        ============  ============

Proved oil and gas reserves are the estimated  quantities of crude oil,  natural gas, and natural gas liquids which  geological and engineering  data demonstrate with  reasonable  certainty  to  be  recoverable  in  future  years  from  known reservoirs under existing economic and operating conditions.  Proved development oil and gas  reserves  are  those  reserves  expected  to be  recovered  through existing wells with existing equipment and operating  methods.  The reserve data is based on studies prepared by an independent engineer.  All proved reserves of oil and gas are located in Russia.

The following  table presents  estimates of the Company's net proved oil and gas reserves:

                                                            For the Years Ended
                                                                December 31,
                                                        --------------------------
                                                            2002         2001(1)(2)
                                                        ------------  ------------

     Proved reserves (bbls), beginning of period ....    40,174,000     8,500,000

     Production .....................................      (950,000)      (95,000)

     Extention of resevoir ..........................     2,000,000     8,800,000

     Revisions of previous estimates ................   (27,960,000)   22,969,000
                                                        ------------  ------------

     Proved reserves (bbls), end of period ..........    13,264,000    40,174,000
                                                        ============  ============

     Proved developed reserves (bbls, beginning
      of period .....................................     5,493,000     1,300,000
                                                        ============  ============

     Proved developed reserves (bbls), end
      of period .....................................     4,567,000     5,493,000
                                                        ============  ============

(1)  Includes  approximately  a 30% minority  interest  share of the reserves in
     Goloil.

(2)  Proved  developed  reserves  have been  reduced by 650,000  bbls out of the total  1,950,000  bbls of  Teton's  share of the  production  payment.  The remaining production payment quantity of 1,300,000 barrels of Teton's share assumes payment from proved  undeveloped  properties to be developed in the future.

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)

SFAS No. 69 prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated  proved  reserves.  The
Company has followed these guidelines, which are briefly discussed below.

Future cash inflows and future  production and development  costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be  produced.  Estimated  future  income  taxes are  computed  using  current statutory  income tax rates for those countries  where  production  occurs.  The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

The assumptions used to compute the standardized measure are those prescribed by the  Financial  Accounting  Standards  Board and,  as such,  do not  necessarily reflect the Company's  expectations for actual revenues to be derived from those reserves  nor their  present  worth.  The  limitations  inherent  in the reserve quantity estimation process, as discussed previously,  are equally applicable to the standardized  measure  computations  since these estimates are the basis for the valuation process.

The following summary sets forth the Company's future net cash flows relating to proved oil and gas reserves  based on the  standardized  measure  prescribed  in
Statement of Financial Accounting Standards No. 69.

                                            For the Years Ended
                                                 December 31,
                                       ------------------------------
                                            2002           2001 (1)
                                       -------------    -------------

Future cash inflows ................   $ 230,581,000    $ 483,405,000

Future production costs ............    (151,167,000)    (272,150,000)

Future development costs ...........     (18,556,000)     (45,600,000)

Future income tax expense ..........     (16,365,000)     (57,394,000)
                                       -------------    -------------
Future net cash flows (undiscounted)      44,493,000      108,261,000
Annual discount of 10% for estimated
 timing of cash flows ..............     (19,069,000)     (67,899,000)
                                       -------------    -------------

Standardized measure of future net
 discounted cash flows .............   $  25,424,000    $  40,362,000
                                       =============    =============

(1)  Includes  approximately  a 30% minority  interest  share of the reserves in
     Goloil.

Changes in Standardized Measure (Unaudited)

The following are the principal sources of change in the standardized measure of discounted future net cash flows:

                                                   For the Years Ended
                                                       December 31,
                                              ------------------------------
                                                   2002           2001 (1)
                                              -------------    -------------

Standardized measure, beginning of period,
 December 31, 2001 and 2000 ...............   $  40,362,000    $  41,600,000
Net changes in prices and  production costs     189,975,000      (33,421,000)
Future development costs ..................      22,344,000     (109,233,000)
Revisions of previous quantity estimates ..    (274,605,000)     102,592,000
Extension of reservoir ....................      19,867,000       39,707,000
Sale of reserves in place .................            --               --
Accretion of discount .....................       4,036,000        4,160,000
Changes in income taxes, net ..............      23,445,000       (5,043,000)
                                              -------------    -------------

Standardized measure, end of period,
 2002, 2002 and 2001 ......................   $  25,424,000    $  40,362,000
                                              =============    =============

(1)  Includes  approximately  a 30% minority  interest  share of the reserves in
     Goloil.

You    should    rely   only   on   the
information     contained    in    this
prospectus.   We  have  not  authorized
anyone to provide you with  information
different    from    the    information
contained  in  this  prospectus.   This
document  may only be used  where it is                 8,898,977 SHARES
legal  to  sell  the  securities.   The                      OF OUR
information  in this  document may only                 OF COMMON STOCK
be   accurate   on  the  date  of  this                       AND
document.                                              4,215,937 WARRANTS

           TABLE OF CONTENTS
                                   Page
                                   ----

Prospectus Summary
Risk Factors                                       Teton Petroleum Company
Use Of Proceeds
Market For Common Equity And
 Related Stockholder Matters
Management's Discussion And
 Analysis Or Plan Of Operation
Business
Management
Certain Relationships And                                  PROSPECTUS
Related Transactions
Security Ownership Of Certain
 Beneficial Owners And
 Management
Description Of Securities
Plan Of Distribution
Selling Stockholders
Legal Matters                                             June __, 2003
Experts
Available Information
Index To Financial Statements

----------------------------------------     ---------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     The corporation  shall,  to the fullest extent  permitted by Section 145 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented,  indemnify any and all persons whom it shall have the power to indemnify  under said  section  from and  against  any and all of the  expenses, liabilities or other matters referred to in or covered by said section,  and the indemnification  provided for herein shall not be deemed  exclusive of any other rights to which those  indemnified may be entitled under any By-Law,  agreement, vote of the  stockholders or  disinterested  Directors or otherwise,  both as to action in his  official  capacity  and as to action in  another  capacity  while holding  such office,  and shall  continue as to a person who has ceased to be a
Director,  Officer,  Employee  or Agent and shall  inure to the  benefit  of the heirs, executors and administrators of such person.

     The Board of  Directors  of the Company may also  authorize  the Company to indemnify  employees  or agents of the  Company,  and to advance the  reasonable expenses of such persons, to the same extent,  following the same determinations and upon the same  conditions  as are  required for the  indemnification  of and advancement of expenses to directors and officers of the Company. As of the date of this  Registration  Statement,  the  Board  of  Directors  has  not  extended indemnification rights to persons other than directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be  permitted  to  directors,  officers or persons  controlling  the Company pursuant to the foregoing provisions,  the Company has been informed that in the opinion of the  Commission  such  indemnification  is against  public  policy as expressed in the Securities Act of 1933, as amended (the  "Securities  Act") and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

     The following  table sets forth an itemization  of all estimated  expenses, all of which we will pay, in connection  with the issuance and  distribution  of the securities being registered:

               Nature of Expense                       Amount
               -----------------                     -----------
               SEC Registration fee                    $3,316.00
               Accounting fees and expenses            10,000.00*
               Legal fees and expenses                 20,000.00*
                                     TOTAL
                                                      $33,316.00*
                                                      ===========

* Estimated.

Item 26.  Recent Sales of Unregistered Securities.

     The securities  described below represent our securities sold by us for the period starting May 2000 and ending May 2003 that were not registered  under the
Securities  Act of 1933, as amended,  all of which were issued by us pursuant to exemptions under the Securities Act. Underwriters were involved in none of these transactions.

Private Placements of Common Stock and Warrants for Cash

During 2001, the Company issued  3,466,772  warrants in connection  with private placement  offerings  with an exercise price of $0.41 and expire between May 15,
2006 and August 15, 2006.  Also, the Company issued 100,000  warrants to a third party for consulting services.  The warrants have an exercise price of $0.41 and expire  September 9, 2006.  The warrants  were valued at $15,958 using the Black
Scholes  option pricing model with  assumption of volatility of 100%,  risk free rate of 5.5 and no dividend yield.

During 2002, the Company issued  14,684,845 shares of common stock under private placement  offerings  receiving  proceeds of $3,333,460.  In connection with the private  placement  offerings,  the Company  also issued a warrant for each $.25 stock investment. The warrants have a term of two years and an exercise price of
$.50.

At December 31, 2002 the Company had $1,939,610 of subscriptions  receivable for
8,544,534  shares  of  common  stock for which the cash was paid in 2003 and has been included in common stock in the accompanying financial statements.

Sales of Debt and Warrants for Cash

In October 2000 the Company received $500,000 from the issuance of a convertible debenture to a shareholder of the Company.  The debenture had a term of one year and provided for interest at 20% per annum  payable at maturity.  The  debenture also provided that if the Company  elected not to redeem it for cash, the holder may convert the debenture and accrued interest of $100,000 into 2,000,000 shares of common stock (a $.30 conversion  rate). The debenture and accrued interest of
$14,247  were  converted  into  1,666,666  and  47,488  shares of common  stock, respectively.

The Company  also issued a $25,000  debenture  during 2000,  which  provided for interest  at 20% per  annum  and is  convertible  into  common  stock in  $1,000 principal  increments  at $1.60 per common  share.  The Company could redeem the debenture at any time without  penalty.  The debenture was converted into 83,333 shares of common  stock  under a revised  conversion  rate of $.30,  the current market price at the date of conversion.  The 67,708 of additional  shares issued under the  revised  conversion  rate were  valued at  $20,312  and  recorded  as additional interest expense in 2000.

The Company retired  $400,000 of the $2,000,000  debentures by paying cash, with the other  $1,600,000  of  debentures  being  converted by issuing  1,000,000 of common stock.  The Company also  converted  $117,910 of accrued  interest on the debentures into 428,383 shares of common stock.  The Company also issued 316,666 shares of common stock as an  inducement to convert the  debentures.  The shares were  valued at $.50 per share the  market  price of the  Company's  stock for a total value of $158,333.

During 2000, the Company issued  1,000,000  warrants to the Company's  president for services,  which exercise prices range from $0.40 - $1.00 and expire October
31, 2005. The Company repriced 1,962,400  outstanding stock purchase warrants to reflect an exercise  price of $0.40.  Included in these  repriced  warrants  are
600,000,  which were modified to officers, and directors during 2000, which were required to be treated under variable stock option plan accounting. As a result, the Company  recorded  $30,000 for stock  based  compensation  based on the then
December 31, 2000 market price less the respective  exercise price. During 2001, this expense was reversed due to a decline in the Company's stock price.

During 2001, the Company issued  3,466,772  warrants in connection  with private placement  offerings  with an exercise price of $0.41 and expire between May 15,
2006 and August 15, 2006.  Also, the Company issued 100,000  warrants to a third party for consulting services.  The warrants have an exercise price of $0.41 and expire  September 9, 2006.  The warrants  were valued at $15,958 using the Black
Scholes  option pricing model with  assumption of volatility of 100%,  risk free rate of 5.5 and no dividend yield.

During  2002,  the  Company  received  proceeds of  $4,163,143  from the private placement of  convertible  debentures.  The debentures had a term of three years from April 1, 2002 and provided for interest at 10% per annum payable  annually.
The  debentures  provided  that the holder may convert the debenture and accrued interest into shares of common stock (a $.25 conversion rate).

The  debentures  also  included  warrants to purchase  common  stock and have an exercise price of $.50 and a term of two years.  Each debenture  holder received one warrant for each $.25 of investment made in debentures.

On September 1, 2002, the Company redeemed all debentures outstanding for shares of its common stock. The debentures were redeemed at 110% of their face value by issuing one share of common stock for each $.25 of redemption value,  which also incorporates any accrued interest through  September 1, 2002.  Financing charges were recorded for the difference between the cumulative 10% contractual interest accrued  through  September  1, 2002 and the 10% premium  paid upon  redemption, which totaled $466,771.

As a  result  of the  warrants  issued  with  the  debentures  and  in-the-money
conversion   features  present  at  issuance,   non-cash  financing  charges  of
$4,714,625  were expensed.  While the stock to which the  conversion  rights and warrants apply is restricted  stock, the valuation with respect to this stock in calculating  the discount  was "as if" the stock was  immediately  salable.  The effect of this is to make the amount of discount  and its  related  amortization higher than it would  otherwise have been.  Management  believes these costs are non-recurring  and will manage future  capital  raising  programs to minimize or eliminate these costs.

Option Grants

Issuances of Stock for Services or in Satisfaction of Obligations

During the years ended December 31, 2001 and 2000,  44,444 and 1,333,940  common shares were issued for  consulting  services,  respectively,  including  503,725 shares in 2000 directly related to raising capital.

During 2000, the shares and a non-plan  stock option to purchase  450,000 shares related to non-capital raising consulting services were valued at $313,059.  The common shares have been recorded at fair value on the date of issuance  based on their  relative  trading  prices.  The  valuation  methodology  for the  450,000 non-plan stock option is described below under stock options.

In connection  with a consulting  agreement,  the Company agreed to issue 80,000 shares of stock during the second quarter of 2002 for services  provided in 2001 valued at  $20,000.  The  Company  has  accrued a  liability  for this amount at
December 31, 2001.

During the years ended  December 31, 2002 and 2001,  2,654,376 and 44,444 common shares were issued for  consulting  services  which have been valued at $605,136 and $32,625, respectively.

In connection  with a consulting  agreement,  the Company agreed to issue 88,888 shares of stock during the second quarter of 2002 for services  provided in 2001 valued at  $23,200.

During 2002, the Company issued  1,600,000  warrants to consultants for services valued at $215,086. The Company also issued 7,401,480 to employees and directors for services performed.

On January 14, 2003, we issued the  following  shares of our common stock to the following parties for services rendered:

1.   20,191 shares of common stock and 18,334  warrants  exercisable at $6.00 to
     Rockwell  Capital  Ventures in consideration of $55,000 for capital raising services rendered.
2.   406 shares of common stock to Ivy L. Frederick in  consideration of $12,000 for capital raising services rendered.
3.   380 shares of common  stock to John P. O'Shea in  consideration  of $11,250 for capital raising services rendered.
4.   76 shares of common stock to Henry S. Kraus in  consideration of $2,250 for capital raising services rendered.
5.   76 shares of common stock to Daniel Luskind in  consideration of $2,250 for capital raising services rendered.
6.   76 shares of common stock to Arthur Niebaur in  consideration of $2,250 for capital raising services rendered.

On January 22,  2003,  we issued  44,052  shares of our common  stock and 40,000 warrants exercisable at $6.00 to Current Capital Corporation in consideration of
$120,000 for capital raising services rendered.

On March 23, 2003, we issued 7,408 shares of our common stock to Karl F. Arleth, our director, in consideration of $20,000 for services rendered.

On March 27, 2003, we issued 6,898 shares of our common stock and 6,274 warrants exercisable at $6.00 to Ilia Gurevich in consideration of $18,790 for consulting services rendered.

On March 27,  2003,  we issued  11,013  shares of our  common  stock and  10,000 warrants  exercisable at $6.00 to Maxim Partners in consideration of $30,000 for financial services rendered.

On March 28,  2003,  we issued  73,422  shares of our  common  stock and  66,667 warrants  exercisable at $6.00 to Strategic  Partners Ltd. in  consideration  of
$200,000 for capital raising services rendered.

Item 27.  Exhibits.

      The  following  exhibits are  included as part of this Form SB-2.  References to "the  Company"  in this  Exhibit  List mean Teton  Petroleum  Company,  a Nevada corporation.

Exhibits.
--------

Exhibit No.       Description
-----------       -----------

3.1.1             Certificate  of  Incorporation  of EQ Resources Ltd  incorporated by reference to Exhibit  2.1.1 of Teton's Form 10-SB,  filed July
                  3, 2001.

3.1.2             Certificate  of  Domestication  of EQ Resources Ltd  incorporated by reference to Exhibit  2.1.2 of Teton's Form 10-SB,  filed July
                  3, 2001.

3.1.3             Articles  of  Merger of EQ  Resources  Ltd.  and  American-Tyumen
                  Exploration  Company  incorporated  by reference to Exhibit 2.1.3 of Teton's Form 10-SB, filed July 3, 2001.

3.1.4             Certificate   of   Amendment   of   Teton    Petroleum    Company
                  incorporated  by  reference  to  Exhibit  2.1.4 of  Teton's  Form
                  10-SB, filed July 3, 2001.

3.1.5             Certificate   of   Amendment   of   Teton    Petroleum    Company
                  incorporated  by  reference  to  Exhibit  2.1.5 of  Teton's  Form
                  10-SB, filed July 3, 2001.

3.2.1 Bylaws, as amended, of Teton Petroleum Company (filed herewith).

10.1              Employment   Agreement,   dated  May  1,  2002,   between   Teton
                  Petroleum Company and H. Howard Cooper (filed herewith).

21.1              List of Subsidiaries (filed herewith).

Item 28.  Undertakings.

      The undersigned registrant hereby undertakes to:

     (1)  File,  during any period in which  offers or sales are being  made,  a post-effective amendment to this registration statement to:

          (i)  Include  any  prospectus  required  by  Section  10(a)(3)  of the
               Securities Act of 1933, as amended (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration  statement.  Notwithstanding the foregoing,  any increase  or  decrease  in volume of  securities  offered (if the total dollar  value of the  securities  offered  would not exceed that which was registered) and any deviation from the low or high end of the estimated  maximum  offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
               424(b) under the Securities Act if, in the aggregate, the changes in volume  and price  represent  no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
               Registration Fee" table in the effective registration  statement,
               and

          (iii)Include any  additional or changed  material  information  on the plan of distribution.

     (2)  For  determining  liability  under  the  Securities  Act,  treat  each post-effective  amendment  as a  new  registration  statement  of  the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4)  For purposes of determining  any liability  under the Securities  Act, treat the  information  omitted from the form of  prospectus  filed as part of this  registration  statement  in reliance  upon Rule 430A and contained in a form of prospectus filed by the registrant  pursuant to
          Rule  424(b)(1) or (4) or 497(h) under the  Securities  Act as part of this registration statement as of the time it was declared effective.

     (5)  For  determining  any liability  under the Securities  Act, treat each post-effective  amendment  that contains a form of prospectus as a new registration  statement for the securities offered in the registration statement,  and that  offering of the  securities  at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may  be  permitted  to  directors,  officers  and  controlling  persons  of  the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event  that a claim for  indemnification  against  such  liabilities
(other than the  payment by the  registrant  of  expenses  incurred or paid by a director,  officer or  controlling  person of the  registrant in the  successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling  person in connection with the securities being  registered,  the registrant  will,  unless in the  opinion  of its  counsel  the  matter has been settled by controlling precedent,  submit to a court of appropriate jurisdiction the question  whether such  indemnification  by it is against  public  policy as expressed in the Securities  Act and will be governed by the final  adjudication of such issue.

                                    SIGNATURES

     In accordance  with the  requirements  of the  Securities  Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  of filing on Form SB-2 and  authorizes  this  registration statement to be signed on its behalf by the undersigned,  in the City of Denver,
State of Colorado, on June 5, 2003.

                                   TETON PETROLEUM COMPANY

                                   By:   /s/ Karl Arleth
                                       -----------------
                                         Karl Arleth, President and CEO

     In accordance  with the  requirements  of the Securities Act of 1933,  this registration statement was signed by the following persons in the capacities and on the dates stated.

           Signature                        Title                    Date

/s/ H. Howard Cooper             Chairman and Founder            June 5, 2003
---------------------------------
H. Howard Cooper

/s/ Karl Arleth                  President and CEO               June 5, 2003
---------------------------------
Karl Arleth

/s/ Thomas F. Conroy             Director                        June 5, 2003
---------------------------------
Thomas F. Conroy

/s/ James J. Woodcock            Director                        June 5, 2003
---------------------------------
James J. Woodcock

/s/ John Mahar                   Chief Financial Officer         June 5, 2003
------------------------------
John Mahar